EXHIBIT 99.1
'








                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION


                                       AND


                        AMERICAN INTERNATIONAL PETROLEUM
                             CORPORATION OF COLOMBIA


                                       AND


                PAN AMERICAN INTERNATIONAL PETROLEUM CORPORATION


                                       AND


                     MERCANTILE INTERNATIONAL PETROLEUM INC.






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                            SHARE PURCHASE AGREEMENT


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                      Dated this 25th day of February, 1997




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                            SHARE PURCHASE AGREEMENT

                                TABLE OF CONTENTS

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
                                                                                                                Page

                                    ARTICLE 1
                                 INTERPRETATION

1.1               Defined Terms.................................................................................  2
1.2               Gender and Number............................................................................. 11
1.3               Headings, Etc................................................................................. 11
1.4               Currency...................................................................................... 11
1.5               Severability.................................................................................. 11
1.6               Entire Agreement.............................................................................. 12
1.7               Amendments.................................................................................... 12
1.8               Waiver........................................................................................ 12
1.9               Governing Law................................................................................. 12
1.10              Inclusion..................................................................................... 12
1.11              Accounting Terms.............................................................................. 12
1.12              Knowledge..................................................................................... 12
1.13              Incorporation of Schedules.................................................................... 12


                                    ARTICLE 2
                       PURCHASED SHARES AND PURCHASE PRICE

2.1               Purchase and Sale............................................................................. 13
2.2               Purchase Price................................................................................ 14
2.3               Calculation of Purchase Price................................................................. 15
2.4               Closing Balance Sheet and .................................................................... 16
2.5               Payment of Taxes and Registration Charges on Transfer......................................... 17
2.6               Performance Earn-Out Payment.................................................................. 17
2.7               Tax Pools..................................................................................... 19

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE VENDOR

3.1               Representations and Warranties of the Vendor.................................................. 19
3.2               Information Known by Purchaser................................................................ 38

                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1               Representations and Warranties of the Purchaser............................................... 38

                                    ARTICLE 5
                                     CLOSING

5.1               Date, Time and Place of Closing............................................................... 41

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                                                                                                               Page

5.2               Closing Procedures............................................................................ 41

                                    ARTICLE 6
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                             INDEMNITIES AND SET-OFF

6.1               Survival of Representations and Warranties.................................................... 44
6.2               Indemnification in Favour of the Purchaser.................................................... 44
6.3               Indemnification in Favour of the Vendor....................................................... 45
6.4               Indemnification Proceedings................................................................... 45
6.5               Limitation.................................................................................... 46
6.6               Exclusion of Other Remedies................................................................... 47
6.7               Right of Set-Off.............................................................................. 47
6.8               Tax Audit..................................................................................... 47
6.9               Compliance with Environmental Law............................................................. 48

                                    ARTICLE 7
                             POST-CLOSING COVENANTS

7.1               Access to Books and Records................................................................... 48
7.2               Further Assurances............................................................................ 49
7.3               Cooperation of the Vendor..................................................................... 49
7.4               Common Shares................................................................................. 49
7.5               NASDAQ........................................................................................ 50
7.6               Employment.................................................................................... 50
7.7               Rio Bravo..................................................................................... 50
7.8               Tax Election.................................................................................. 50
7.9               Continued Cooperation......................................................................... 51
7.10              Continued Listing............................................................................. 51
7.11              Guarantee..................................................................................... 51
7.12              Opinion for Transfer Agent.................................................................... 51
7.13              No Contrary Instructions...................................................................... 51
7.14              Legend........................................................................................ 51
7.15              Toronto Stock Exchange........................................................................ 51
7.16              Name Change................................................................................... 51
7.17              Accounting.................................................................................... 52
7.18              Transfer of Colombian Debentures.............................................................. 52
7.19              Report........................................................................................ 52
7.20              Right of First Refusal........................................................................ 52

                                    ARTICLE 8
                                   ARBITRATION

8.1               Best Endeavours to Settle Disputes............................................................ 52
8.2               Arbitration................................................................................... 52


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                                    ARTICLE 9
                                  MISCELLANEOUS

9.1               Notices....................................................................................... 53
9.2               Publicity..................................................................................... 54
9.3               Time of the Essence........................................................................... 54
9.4               Brokers....................................................................................... 55
9.5               Third Party Beneficiaries..................................................................... 55
9.6               Expenses...................................................................................... 55
9.7               Enurement..................................................................................... 55
9.8               Counterparts.................................................................................. 55
9.9               Joint and Several Liability................................................................... 55
9.10              Assignment.................................................................................... 55
9.11              Non-Merger.................................................................................... 55




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                            SHARE PURCHASE AGREEMENT



         MEMORANDUM OF AGREEMENT made the 25th day of February, 1997 between AMERICAN INTERNATIONAL PETROLEUM CORPORATION, a corporation incorporated under the laws of Nevada (the "Vendor"), AMERICAN INTERNATIONAL PETROLEUM CORPORATION OF COLOMBIA, a corporation incorporated under the laws of Oklahoma (the "Colombian Subsidiary"), PAN AMERICAN INTERNATIONAL PETROLEUM CORPORATION, a corporation incorporated under the laws of Nevada (the "Peruvian Subsidiary" and together with the Colombian Subsidiary, the "Corporations") and MERCANTILE INTERNATIONAL PETROLEUM INC., a corporation incorporated under the laws of the Cayman Islands (the "Purchaser") witnesses that;

         WHEREAS:

(a) an agreement in principle (the "Agreement in Principle") was entered into between the Vendor and the Purchaser on January 29, 1997 for the purchase by the Purchaser of the Peruvian and Colombian upstream oil and gas operations of the Vendor, and all properties and other assets relating thereto;

(b) the Colombian Subsidiary carries on the business consisting of oil and gas operations in the Magdalena Valley of Colombia;

(c) the Peruvian Subsidiary carries on the business consisting of oil and gas operations in the Talara Basin in Peru;

(d) each of the Corporations is a direct wholly-owned subsidiary of the Vendor; and

(e) the Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor, each in reliance upon the representations and warranties contained herein, all of the issued and outstanding shares in the capital of the Corporations, in accordance with the terms of this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement and other valuable consideration (the receipt and adequacy of this consideration by each of the Parties are acknowledged), the Parties covenant and agree as follows:




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                                                     - 2 -

                                    ARTICLE 1

                                 INTERPRETATION

1.1 Defined Terms. As used in this Agreement, including the recitals hereto, the following terms have the following meanings:

         "Accounts Receivable" means all accounts receivable, notes receivable and other current debts due or accruing due to each of the Corporations in connection with the Business;

         "Adjusted Working Capital" of each of the Corporations means the amount by which the aggregate of the total current assets of the Corporations as reflected on the Closing Balance Sheet exceeds the lesser of the (i) aggregate of the liabilities (except for deferred taxes and the Colombian Debenture); and
(ii) $2,600,000, relating to the Corporations as at the respective valuation date;

         "Adjustment Amount" has the meaning ascribed in Subsection 2.4(e);

         "Affiliate" shall have the meaning set out in the Securities Act (Ontario);

         "Agreement" means this share purchase agreement and all schedules and instruments in amendment or confirmation of it; "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsection" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement;

         "AIPC Debentures" means the 12% Secured Debentures of the Vendor;

         "Ancillary Agreements" means all agreements, certificates and other instruments delivered or given pursuant to this Agreement; and "Ancillary Agreement" means any one of such agreements, certificates or other instruments;

         "Assets" means all property and assets of the Corporations of every kind and wheresoever situate, including (i) all right, title and interest of the Corporations in and to the Leases and any other Contracts in Colombia and Peru (including any working or other interest in Lands); (ii) all machinery, equipment, jigs, drills, dies, tools, handling equipment, furniture, furnishings and accessories and supplies of all kinds including those described in Schedule 4; (iii) all trucks, cars and other vehicles including those described in
Schedule 5; (iv) the Inventories; (v) all Accounts Receivable and the full benefit of all security for the Accounts Receivable; (vi) all prepaid expenses of the Business; (vii) the leasehold interest of the Vendor in and to the Leased Properties and all right, title and interest of the Vendor in and benefits of the Vendor to and under the Leases; (viii) the Intellectual Properties; (ix) the Books and Records and the Corporate Records; (x) the goodwill of the Business, including the exclusive right of each of the Corporations, (A) to carry on the Business from and after the Time of Closing, and (B) to use any words indicating that the Business is so carried on, including all of the Corporations' right, title and interest in and to the names "American International Petroleum Corporation of



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                                                     - 3 -

Colombia" and "Pan American International Petroleum Corporation", respectively, or any variation thereof, as part of the name of or in connection with the Business or any part thereof carried on or to be carried on by the Purchaser;
(xi) the Owned Properties; and (xii) any right the Vendor or the Colombian Subsidiary may have to the area known as "Bunde" in the restrictive area of Block C under the Puli Association Contract;

         "Authorization" means, with respect to any Person, any authorization, permission, order, permit, approval, grant, licence, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree, or by-law, rule or regulation of any Governmental Entity having jurisdiction over such Person;

         "Benefit Plans" means all employee benefit plans relating to the employees of the Corporations, including profit sharing, deferred compensation, phantom stock option, stock option, employee stock purchase, share compensation arrangement, bonus, retirement, health or insurance plans (in each case, oral or written);

         "Books and Records" means all technical, industrial, business, and financial and accounting records, financial books and records of account, books, data, reports, files, lists, drawings, plans, logs, briefs, customer and supplier lists, manuals, deeds, certificates, contracts, surveys, title opinions or any other documentation and information in any form whatsoever (including written, printed, electronic or computer printout form) relating to the Business;

         "Branches" means the registered, legal corporate branches of each of the Corporations, as applicable, being in Peru, "Pan American International Petroleum Corporation, Peruvian Branch" and in Colombia "American International Petroleum Corporation of Colombia" and "Branch" shall mean any one of such Branches;

         "Buildings and Fixtures" means all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on the Owned Properties or the Leased Properties, or both as the context requires;

         "Business" means the business presently and heretofore carried on by the Corporations consisting of oil and gas operations in Latin America, specifically, in the case of the Colombian Subsidiary, in the Magdalena Valley in Colombia and, in the case of the Peruvian Subsidiary, in the Talara Basin in Peru, and all properties and other assets relating thereto;

         "Business Day" means any day of the year, other than a Saturday, Sunday or any day on which banks are required or authorized to be closed in New York, New York;

         "Capital Expenditures" means any and all direct capital expenditures as determined in accordance with COPAS Guidelines incurred by the Purchaser in connection with the drilling of Oil and Gas Wells on the Colombian Properties;

         "Chicoral Formation" means a geological formation known as "Chicoral" which has been shown to exist on certain Lands described as "Toqui-Toqui" which are subject to the Puli Association Contract;




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                                                     - 4 -

         "Claim" means any claim of any nature whatsoever, including any demand,
liability,   obligation,  debt,  action,  cause  of  action,  suit,  proceeding, judgment, award, assessment and reassessment;

         "Closing" means the completion of the transaction of purchase and sale of the Purchased Shares contemplated in this Agreement which shall occur immediately following the signing of this Agreement;

         "Closing Balance Sheet" has the meaning ascribed in Subsection 2.4(d);

         "Closing Date" means the date hereof;

         "Collective Agreements" means all collective agreements between the Corporations and the various unions, as listed in Schedule 14;

         "Colombian Debenture" means the $3,000,000 principal amount of 5% subordinated debenture of the Colombian Subsidiary which may be exchanged into 1,000,000 common shares in the capital of the Purchaser;

         "Colombian Properties" means those certain areas in Colombia known as the "ToquiToqui" property and the "Puli" property in which the Colombian Subsidiary has certain legal and/or equitable interests pursuant to the "Puli Association Contract", which interests in such areas, together with the Accounts Receivable of the Colombian Subsidiary, comprise substantially all of the assets of the Colombian Subsidiary;

         "Colombian   Subsidiary"   means   American   International   Petroleum
Corporation of Colombia, a corporation existing under the laws of Oklahoma, and includes its Branch;

         "Colombian Tax Authority" has the meaning ascribed in Section 2.7;

         "Completed" means, with respect to an Oil and Gas Well drilled, a well which is subsequently perforated and equipped for the purpose of oil and/or natural gas production;

         "Common Shares" means, collectively, the MIP Shares and any common shares in the capital of the Purchaser issued upon any exchange of all or part of the Colombian Debenture;

         "Consents" means the consents of contracting parties to any material Contract and of governments or Governmental Entities to the change in control of either of the Corporations contemplated in this Agreement, and "Consent" means any one of such Consents;

         "Contracts" means all material contracts to which either of the Corporations are a party including all material contracts, leases of personal property, licenses, undertakings, engagements or commitments of any nature, written or oral, to which either of the Corporations is entitled in connection with its Business, including; (a) material unfilled purchase orders received by either of the Corporations; (b) material forward commitments by either of the Corporations for supplies or materials entered into the ordinary course of the Business; (c) the Contracts listed in Schedule



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                                                     - 5 -

6; (d) the Leases listed in Schedule 6; (e) the leases in respect of the Lease Properties listed in Schedule 8;

         "COPAS Guidelines" means the guidelines and accounting procedures of the Council of Petroleum Accountants Society;

         "Corporations" means each of the Colombian Subsidiary and the Peruvian Subsidiary;

         "Corporate Records" means the corporate records of the Corporations, including (i) all articles or similar constating documents, by-laws, any unanimous shareholders agreements and any amendments thereto; (ii) all minutes of meetings and resolutions of shareholders, directors and any committee thereof; and (iii) the share certificate books, register of shareholders, register of transfers and register of directors;

         "Dealing" means any past or present activity, event or circumstance in respect of a Hazardous Substance, including using, generating, manufacturing, refining, treating, transporting, storing, handling, labelling, documenting, recycling, disposing of, depositing, transferring, producing or processing the Hazardous Substance;

         "Draft Closing Balance Sheet" has the meaning ascribed in Subsection 2.4(a);

         "Ecopetrol" means Empresa Colombiana de Petroleos, the Colombian government national oil company;

         "Effective Time" means 12:01 a.m. on the Closing Date (New York time);

         "Encumbrances" means any liens, charges, mortgages, pledges, security interests, claims, defects of title, restrictions and any other rights of third parties relating to any property, including rights of set-off and voting trusts, and other encumbrances of any kind;

         "Environment" means, air, land and water (including without limitation navigable waters, waters of the contiguous zone, ocean waters, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures), plant, animal and human life and all other natural resources;

         "Environmental   Laws"  means  all  applicable  Laws  relating  to  the
protection of the Environment and to health and safety matters;

         "Environmental Claims" means all claims, losses, costs, expenses, fines, penalties, payments and/or damages, including without limitation, all reasonable solicitor fees on a solicitor and client basis, relating to, arising out of, resulting from or in any way connected with the Release in, on, over, upon or from the Lands of any Hazardous Substance, including without limitation, all costs and expenses of any Remediation Action or restoration of the Lands and/or any property adjoining or in the vicinity of the Lands required or mandated by Environmental Law;




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                                                     - 6 -

         "Environmental Permits" means all permits, certificates, approvals, registrations and licences issued or issuable by any Governmental Entity pursuant to any Environmental Law;

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and all regulations promulgated thereunder;

         "Farm-Out" means, with respect to any licence, association or any other type of joint venture or operating agreement whatsoever, the effect of selling, assigning or sub-contracting certain working interests or drilling, completing, operational and/or production duties, responsibilities or obligations pursuant to such agreements; and the term "Farming-Out" shall have the corresponding meaning;

         "Financial Statements" means, collectively, the unaudited balance sheets of each of the Corporations for the fiscal years ending December 31, 1996, and the accompanying statements of income, retained earnings and changes in financial position of each of the Corporations, together with the same financial information of each of the Corporations for the fiscal years ending December 31, 1995 and December 31, 1994, provided on an audited basis in the case of the Colombian Subsidiary, as reported upon by Price Waterhouse, and on an unaudited basis in the case of the Peruvian Subsidiary, for the years then ended and all notes thereto;

         "GMP" means Grana Montero Petrolera, a corporation operating in Peru;

         "Governmental Entity" means (i) any multinational, federal, provincial, state, municipal, local or other governmental or public department, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision, agent, commission, board, or authority of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

         "Government List" means a public list maintained by any Governmental Entity of sites identified for investigation or clean-up pursuant to any Environmental Law;

         "Hazardous Substance" means any contaminant, pollutant, dangerous substance, noxious substance, toxic substance, hazardous waste, flammable or explosive material, radio-active material, urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls ("PCB's"), crude oil and natural gas, including any substances or materials resulting from, directly or indirectly, an oil spill or natural gas fires, and any other substance or material declared, defined or deemed to be regulated or controlled pursuant to Environmental Law or other applicable Laws;

         "Intercompany Debt" means amounts owing from a Corporation to the Vendor;

         "Interim Balance Sheet Date" means January 31, 1997;

         "Interim Period" means the period between the close of business on January 31, 1997 and the Time of Closing on the Closing Date;




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                                                     - 7 -

         "Interim Financial Statements" means, collectively, the unaudited balance sheets of each of the Corporations as at the Interim Balance Sheet Date and the accompanying statements of income of each of the Corporations for the one (1) month period then ended;

         "Internal Revenue Code" means the U.S. Internal Revenue Code of 1986, as amended together with the regulations thereunder;

         "International GAAP" means at any time, internationally generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved;

         "Intellectual Properties" means all right, title, interest and benefit of the Corporations in and to any registered or unregistered worldwide trade marks, trade or brand names, service marks, copyrights, copyright applications, designs, inventions, patents, patent applications, patent rights (including any patents issuing on such applications or rights), licences, sub-licences, franchises, formulas, processes, know-how, technology, computer rights, seismic data (including any interpretive work) and other intellectual or industrial property of the Corporations or pertaining to the Business, including the property listed in Schedule 9;

         "Inventories" means all inventories of the Corporations including (i) all finished goods, work in process, raw materials, new and unused production, and packing and shipping supplies; (ii) all new and unused maintenance items;
(iii) all other materials and supplies on hand to be used or consumed in the production of products; and (iv) any oil in storage tanks, chemicals, office supplies, production related equipment and materials such as structural steel or other tubing, casing, wellhead and other wellbore and artificial lift equipment, field processing and transformation related supplies, owned by the Vendor as of the Closing Date (all such Inventory other than oil in storage tanks as of January 31, 1997 being set out in Schedule 4);

         "Joint Operating Agreement" means the joint operating agreement in effect as of the date hereof between Petroleros Del Norte and the Colombian Subsidiary relating to exploration of Petroleum Substances on the Colombian Properties;

         "Lands" means all real property to the extent that the Corporations have the right to explore, develop or recover Petroleum Substances pursuant to the Leases;

         "Laws" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used; and "Law" means any one of them;

         "Leased Properties" means the real property subject to the office and vehicle leases and subleases listed in Schedule 8;




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                                                     - 8 -

         "Leases" means the license agreements, association contracts and joint operating agreements to which either of the Corporations is a party, as listed and described in Schedule 6, including, collectively, the Talara License Contract, the Puli Association Contract, the Joint Operating Agreement, the Talara Operating Agreement and all other licence agreements, association contracts, joint operating agreements and other Contracts between any of the Vendors and the Corporations and any Person or Governmental Entity in Colombia and Peru and all leases, reservations, permits or other documents of title under and by virtue of which the holder thereof is entitled to drill for, win, take, own, store and remove the Petroleum Substances within, upon or under any real property to the extent provided in such respective leases and subleases;

         "Loss" means any loss whatsoever, including expenses, costs, damages, penalties, fines, charges, claims, demands, liabilities, interest and any and all reasonable legal fees and disbursements;

         "Maximum Tax Pool Payment" has the meaning ascribed in Section 2.7;

         "MG" means MG Trade Finance Corp.;

         "MIP Shares" has the meaning ascribed in Subsection 2.2(a)(iv);

         "Net Operating Income" means, with respect to certain business operations, the gross revenue of the Purchaser, after deduction by the Purchaser of any and all applicable royalties, taxes (including remittance taxes) and other amounts payable to any Governmental Entity and any and all applicable bona fide transportation, direct lifting and other direct costs and expenses of the Corporations incurred in connection with the production of oil and/or natural gas, all as determined in accordance with COPAS Guidelines;

         "Notice" means any claim, citation, directive, request for information,
statement  of  claim,   notice  of   investigation,   letter  or  other  written
communication from any Person;

         "Oil and Gas Wells" means any and all wells drilled, or caused to be drilled, by the Purchaser on the properties described as "Toqui-Toqui" and "Puli" on the Colombian Properties for the purpose of finding and producing Petroleum Substances; and "Oil and Gas Well" shall have a corresponding meaning;

         "Override" means, with respect to the right of Carbopetrol S.A. to certain production payments from the Chicoral Formation, the entitlement of Carbopetrol S.A. to receive, at any given time, a certain percentage of the Colombian Subsidiaries' revenue interest in the Chicoral Formation after deduction of any applicable royalty payments;

         "Owned Properties" means, collectively, the land and premises listed on
Schedule 3 and the Buildings and Fixtures thereon;

         "Panama Loan" has the meaning ascribed in Subsection 2.2(a)(ii);




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                                                     - 9 -

         "Parties" means the Vendor, the Purchaser, each of the Corporations and their respective permitted successors and any other Person who may become a party to this Agreement; and "Party" means any one of them;

         "Pension Plans" means all the pension plans relating to the employees of the Corporations;

         "Performance Earn-Out" has the meaning ascribed in Subsection 2.6(a);

         "Performance Earn-Out Balance" has the meaning ascribed in Subsection 2.6(a);

         "Permitted Encumbrances" means (i) Encumbrances for taxes, assessments or governmental charges or levies on property not yet due and delinquent; (ii) easements, encroachments and other minor imperfections of title which do not, individually or in the aggregate, detract from the value of or impair the use or marketability of any real property; and (iii) Encumbrances disclosed in Schedule 16;

         "Person"  means  an  individual,   partnership,   corporation,   trust,
unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning;

         "Perupetro" means Perupetro S.A., the oil and gas regulatory body of the Peruvian government;

         "Peruvian Property" means that certain area in Peru known as "Block IV" in which the Peruvian Subsidiary has certain legal and/or equitable interests pursuant to the Talara License Contract, which interests in such area, together with the Accounts Receivable of the Peruvian Subsidiary, comprise substantially all of the net assets of the Peruvian Subsidiary;

         "Peruvian  Subsidiary"  means  Pan  American  International   Petroleum
Corporation, a corporation existing under the laws of Nevada and includes its Branch;

         "Petroleum Substances" means liquid or gas hydrocarbons produced by oil and gas wells;

         "Petroleros Del Norte" means Petroleros Del Norte, a corporation operating in Colombia;

         "Pre-Transfer Legal Requirements" means any and all requirements under or prescribed by Environmental Laws in effect on the Closing Date;

         "Puli Association Contract" means the association contract or contracts between the Colombian Subsidiary and Ecopetrol in which the Colombian Subsidiary obtained working interest in the area of the Middle Magdalena Valley Region of Colombia and pursuant to which the Colombian Subsidiary currently acts as the operator of such association contract or contracts in Colombia;

         "Purchase Price" has the meaning ascribed in Section 2.2;

         "Purchased Shares" has the meaning ascribed in Section 2.1;

         "Purchaser"   means   Mercantile   International   Petroleum   Inc.,  a
corporation existing under the laws of the Cayman Islands;

         "Release"  means  any  release,  spill,  emission,   leakage,  pumping,
injection, deposit, disposal, discharge, dispersal, leaching or migration;

         "Remedial Action" means a program of remedial measures or actions, satisfactory to the applicable authorized Governmental Entity, including but not limited to the removal, disposal and treatment of any Hazardous Substance located, on, upon, under, above, at or in the vicinity of the Lands and/or Leased Properties in accordance with Environmental Law and the commissioning and conduct of any studies, investigations, audits, assessments, monitoring and screening of the Lands and/or Leased Properties following such removal, disposal and treatment;

         "Rio Bravo" means Compania Petrolera Rio Bravo S.A., a corporation operating in Peru;

         "Talara Operating Agreement" means the operating agreement between Rio Bravo and the Peruvian Subsidiary related to the exploitation of Petroleum Substances on the Peruvian Property;

         "Talara License Contract" means the license agreement for the exploitation of Petroleum Substances in Block IV, approved by Supreme Decree No. 16-95-EM and entered into by and between Perupetro, Rio Bravo and the Peruvian Subsidiary signed on August 18, 1995 in connection with the Peruvian Property;

         "Tax" means any tax (including any income tax, capital gains tax, value added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed or collected by or under the authority of any Government Entity or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee; and "Taxes" shall have a corresponding meaning;

         "Tax Pools" means, with respect to the Branch of the Colombian Subsidiary, expenditures and deductions which were available (as adjusted in accordance with Colombian Tax Law for any increase or decrease through December 31, 1996 resulting from inflation or deflation) to the Colombian Subsidiary as of December 31, 1996 and which can be utilized to offset future income on which Colombian income tax would otherwise be payable;

         "Tax Pool Amount" means the amount of the Tax Pools available as of December 31, 1996, as audited and certified by Price Waterhouse following Closing, acting reasonably;

         "Tax Pool Balance" means the balance of the Tax Pool Amount after deduction of any amount used to offset income tax in Colombia;

         "Tax Pool Payment" has the meaning ascribed in Section 2.7;

         "Tax Return" means, any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any applicable Law relating to any Tax;

         "Time of Closing" means 5:00 p.m. (New York time) on the Closing Date or such later time as the Closing may occur;

         "Threatened" means, a claim, proceeding, dispute, action, or other matter which is not pending but where a demand or statement has been made in writing or any notice has been given in writing, or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future;

         "Trustee" means Mellon Bank F.S.B., successor to Society National Bank, the existing trustee of the AIPC Debentures, or such other successor trustee appointed from time to time pursuant to the Trust Indenture dated January 20, 1993 between the Vendor and Society National Bank;

         "U.S. GAAP" means at any time, United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved; and

         "Vendor"  means  American  International   Petroleum   Corporation,   a
corporation existing under the laws of Nevada.

1.2 Gender and Number. Any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa.

1.3 Headings, Etc. The provision of a Table of Contents, the division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

1.4 Currency. All references in this Agreement or any Ancillary Agreement to dollars, unless otherwise specifically indicated, are expressed in United States currency.

1.5 Severability. Any Article, Section, Subsection or other subdivision of this Agreement or any Ancillary Agreement or any other provision of this Agreement or any Ancillary Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and any Ancillary Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof or thereof.

1.6 Entire Agreement. This Agreement together with the Ancillary Agreements constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, conditions or other agreements, express or implied, statutory or otherwise, between the Parties in connection with the subject matter of this

Agreement, except as specifically set forth herein and therein. If there is any conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, the provisions of this Agreement shall govern.

1.7 Amendments. This Agreement and any Ancillary Agreement may only be amended, modified or supplemented by a written agreement signed by all of the parties to such agreement.

1.8 Waiver. No waiver of any of the provisions of this Agreement or any Ancillary Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing duly executed by the Party to be bound thereby.

1.9 Governing Law. This Agreement and all Ancillary Agreements shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein which apply to contracts made and to be performed entirely in Ontario.

1.10 Inclusion. Where the word "including" or "includes" is used in this Agreement it means "including (or includes) without limitation".

1.11 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with U.S. GAAP, unless otherwise specified herein.

1.12 Knowledge. A Party will be deemed to have "knowledge" of a particular fact or other matter if, as at the Closing Date:

         (a) an executive officer of the respective Party, other than Dr. Enrique Davila de Heridia, is actually aware of such fact or other matter; or

         (b)      such  individual  could be expected  to discover or  otherwise become aware of such fact or other matter in the course of discussions in contemplation of this transaction with their respective Party's lawyers, accountants, environmental consultants, and with respect to the Vendor and the Corporations, Ecopetrol and the Ministry of Energy and Mines in Peru.

1.13 Incorporation of Schedules. The following are the schedules attached to and incorporated in this Agreement:

         Financial Schedules

Schedule 1        -        Financial Statements/Interim Financial Statements
Schedule 2        -        Inventory Policies, Practices and Procedures

         Asset Schedules

Schedule 3        -        Owned Properties
Schedule 4        -        Machinery, Equipment and Inventories
Schedule 5        -        Motor Vehicles
Schedule 6        -        Contracts, Leases and Notices of Default
Schedule 7        -        Intentionally Omitted
Schedule 8        -        Leased Properties
Schedule 9        -        Intellectual Properties

         Disclosure Schedules

Schedule 10       -        Jurisdictions in which Business Carried On
Schedule 11       -        Bank Accounts
Schedule 12       -        Environmental  Disclosure  (including  Abandoned  and
                           Plugged Oil and Gas Wells)
Schedule 13       -        Authorizations and Consents
Schedule 14       -        Collective Agreements
Schedule 15       -        Insurance Policies
Schedule 16       -        Encumbrances
Schedule 17       -        Pension Plans and Benefit Plans, Employee Matters and
                           Designated Employees
Schedule 18       -        Intentionally Omitted
Schedule 19       -        Litigation
Schedule 20       -        Interests of Ecopetrol and Petroleros Del Norte

         Schedules of Forms and Other Matters

Schedule 21       -        Intentionally Omitted
Schedule 22       -        Form of Acknowledgement
Schedule 23       -        Form of Legend
1
                                    ARTICLE 2

                       PURCHASED SHARES AND PURCHASE PRICE

2.1 Purchase and Sale. Subject to the terms and conditions hereof, the Vendor agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase from the Vendor at the Time of Closing on the Closing Date, all (but not less than all) of the issued and outstanding shares of common stock in the capital of each of the Corporations (collectively, the "Purchased Shares").

2.2 Purchase Price. The total aggregate purchase price (the "Purchase Price") payable by the Purchaser to the Vendor for the Purchased Shares shall be the sum of (a), (b) and (c) below, subject to adjustment, deduction or set-off in accordance with this Article 2 or as otherwise specifically provided herein shall be paid as follows:

(a)      (i)      the  Purchaser  shall  pay and  deliver  by wire  transfer  of immediately available funds to the order of the Vendor the sum of $1,266,000;

         (ii) the Purchaser shall pay and deliver by wire transfer of immediately available funds to the order of Banco De Occidente Panama on behalf of the Vendor the sum of $100,000 for the payment in full and final satisfaction of the loan (the "Panama Loan") between the Vendor and Banco De Occidente Panama;

         (iii) the Purchaser shall pay and deliver by wire transfer of immediately available funds to the Trustee on behalf of the Vendor the sum of $361,620 to be allocated as to $337,500 to the payment in full and final satisfaction of the unpaid principal amount of the AIPC Debentures and $24,120 to be allocated to accrued interest, the optional redemption premium and the Trustee's fees. Simultaneously with the Closing, the Vendor will acquire the AIPC Debentures held by MG as set out in (iv) below;

         (iv) the Vendor shall direct that $2,000,000 of the Purchase Price be paid to MG to acquire the AIPC Debentures in the principal amount of $2,000,000; Purchaser shall borrow from MG the sum of $2,000,000 and direct that the proceeds of said loan be paid to the Vendor and the Vendor shall direct that such payment be applied in full payment for the purchase of the AIPC Debentures held by MG and upon such acquisition, the AIPC Debentures shall be deemed cancelled;

         (v) the Purchaser shall authorize, create, issue and deliver to the Vendor 4,384,375 common shares (the "MIP Shares") in the capital of the Purchaser;

         (vi) the Purchaser shall pay and deliver, if, as and when any such amount shall be due and payable, by bank draft or certified cheque to or to the order of the Vendor an additional amount of up to a total aggregate maximum sum of $1,365,000 pursuant to Section 2.6; and

         (vii) the payment of any additional amounts by the Colombian Subsidiary, if, as and when any such amounts shall become due and payable, in immediately available funds of up to a maximum sum of $2,500,000 pursuant to Section 2.7;

(b) as part of the Purchase Price, the Parties acknowledge payment by the Purchaser to the Vendor in connection with the execution of the Agreement in Principle the sum of $210,000; and

(c) the Purchaser shall guarantee the payment of the Colombian Debenture, together with any amounts payable under Subsection 2.2(a)(vii) above, pursuant to the continuing corporate guaranty dated even date herewith; the Colombian Subsidiary shall issue and deliver the Colombian Debenture simultaneously with Closing.

2.3 Calculation of Purchase Price. The Parties acknowledge that the Purchase Price for the Purchased Shares of up to $20,205,370, which, because of the contingent nature of certain elements of the purchase price and the valuation of the MIP Shares, does not reflect fair market value as at Closing, was determined as follows:

         (i) the prepayment of the sum of $210,000, which sum was delivered to the Vendor prior to Closing;

         (ii) the payment to the Vendor of the sum of $1,534,750 which amount reflects a downward adjustment of the cash portion of the Purchase Price payable at Closing by $134,000 to reflect an increase in Subsection 2.3(viii) below of net deficit working capital to $634,000 from $500,000 to the Vendor;

         (iii) the payment to the Trustee on behalf of the Vendor of the sum of $192,870 to be allocated to the payment of a portion of the redemption amount of the outstanding AIPC Debentures (except the AIPC Debenture held by MG), together with the delivery of an additional 84,375 MIP Shares to the Vendor in return for the Vendor paying the Trustee the remaining redemption amount of $168,750 of principal amount of the outstanding AIPC Debentures, and the payment by the Purchaser to the Vendor of the sum of $2,000,000 borrowed from MG pursuant to a promissory note issued by the Purchaser to MG to acquire and cancel the AIPC Debenture of MG, all having an aggregate allocation value of $2,361,620;

         (iv)     by  the  issuance  and  delivery  of  4,300,000   MIP  Shares,
                  allocated an aggregate value of $8,600,000;

         (v) the issuance and delivery by the Colombian Subsidiary of $3,000,000 principal amount of the Colombian Debenture;

         (vi) the payment of the sum of up to an aggregate of $1,365,000, pursuant to Performance Earn-Out;

         (vii) the payment of the sum of up to an aggregate of $2,500,000 as any additional amounts pursuant to the Tax Pools; and

         (viii) upon the acquisition of the Corporations, such Corporations having net deficit working capital of $634,000.

2.4      Closing Balance Sheet and Adjusted Working Capital

(a)

         Within ninety (90) days following the Closing Date (or such other date as is mutually agreed to by the Vendor and the Purchaser in writing), the Purchaser will, at its direction and expense, prepare and deliver to the Vendor a draft audited closing balance sheet (the "Draft Closing Balance Sheet") of the Corporations prepared as at the Effective Time on the Closing Date, together with a draft auditor's report. The Draft Closing Balance Sheet with respect to (x) the Colombian Subsidiary will be prepared on an audited basis in accordance with U.S. GAAP applied on a basis consistent with the preparation of the audited Financial Statements, except that (i) any exceptions from U.S. GAAP set forth in
         Schedule 1 will be adhered to, and (ii) the Inventories will be valued in accordance with U.S. GAAP only to the extent that U.S. GAAP is consistent with the inventory policies, practices and procedures of the Colombian Subsidiary, which inventory policies, practices and procedures  are  referred  to  in  Schedule  2  and  which  are  hereby incorporated  by  reference  into  Schedule  2;  and (y)  the  Peruvian
         Subsidiary will be prepared on an unaudited basis in a manner consistent with prior practice which prior practice, as a result of the Rio Bravo dispute, requires the omission of earned but unpaid revenues and accrued but unpaid expenses related to the oil and gas production with respect to the Peruvian Property as well as the omission of the booking of any contingent results of the Rio Bravo dispute. The Purchaser shall provide access, upon every reasonable request, to the Vendor and its auditors to all work papers of the Purchaser's auditors, accounting books and records relating to the Business and the appropriate personnel to verify the accuracy, presentation and other matters relating to the preparation of the Draft Closing Balance Sheet and the Vendor and the Purchaser shall otherwise fully cooperate with each other in the preparation of the Draft Closing Balance Sheet. The Vendor and the Purchaser shall each bear the fees and expenses of their respective auditors in preparing or reviewing the Draft Closing Balance Sheet and the Closing Balance Sheet.

(b) The Draft Closing Balance Sheet prepared and delivered as aforesaid shall be final and binding upon the Parties for all purposes hereof, absent manifest error, unless the Vendor notifies the Purchaser in writing that it disputes the Draft Closing Balance Sheet within fifteen
         (15) Business Days after receipt by the Vendor of the Draft Closing Balance Sheet.

(c) In the event that the Vendor disputes the Draft Closing Balance Sheet or the amount of the Tax Pool Amount, the Parties will work expeditiously and in good faith in an attempt to resolve such disputes within a further period of twenty (20) Business Days after the date of notification by the Vendor to the Purchaser of such disputes, failing which such disputes shall be submitted for determination to an independent national firm of accountants mutually agreed to by the Vendor and the Purchaser (and, failing such agreement between the Vendor and the Purchaser within a further period of fifteen (15) Business Days, such independent national firm of accountants shall be Arthur Andersen, or if such firm refuses to act because of a professional conflict or otherwise, Coopers & Lybrand). The determination of such third firm of chartered accountants shall be final and binding upon the Parties and not subject to appeal, absent manifest error. The third firm of chartered accountants shall be deemed to be acting as experts and not as arbitrators. The costs and expenses of such third firm of chartered accountants shall be borne equally by the Vendor and the Purchaser. The Vendor and the Purchaser shall each bear their own costs in presenting their cases to such third firm of chartered accountants. The accountants will accept as accurate the Financial Statements.

(d) Immediately following the fifteen (15) Business Day period referred to in Subsection 2.4(b) or the resolution of any dispute in accordance with the foregoing, as the case may be, the Purchaser shall forthwith deliver to the Vendor the final Closing Balance Sheet (the "Closing Balance Sheet") together with the auditor's report thereon. Such
         Closing Balance Sheet shall be final and binding upon the Parties, absent manifest error.

(e) In the event the Adjustment Amount (as defined below) is positive, then such corresponding amount shall, upon receipt of the Closing Balance Sheet, be forthwith applied as an increase to the Performance Earn-Out (and consequent adjustment to the Performance Earn-Out Balance) pursuant to Section 2.6. In the event the Adjustment Amount is negative, then such amount shall, upon receipt of the Closing Balance Sheet, be forthwith applied as a reduction to the Performance Earn-Out (and consequent adjustment to the Performance Earn-Out Balance) pursuant to Section 2.6. Any such adjustment shall be made as of the Closing Date. For the purposes hereof, "Adjustment Amount" means the amount, whether positive or negative, by which the Adjusted Working Capital as determined from the Closing Balance Sheet exceeds $634,000.

(f) If the liabilities (excluding deferred taxes and the Colombian Debenture) of the Corporations shown on the Closing Balance Sheet exceed $2,600,000, the amount of any such excess shall be paid by the Vendor to the Purchaser at its address for notice set out herein 30 days after the delivery to the Vendor of the final Closing Balance Sheet.

(g) For purposes of computing Adjusted Working Capital, notwithstanding anything contained herein to the contrary, expenses attributable to the Environmental Claims set forth on Schedule 12 hereof shall not be booked as a liability and the government mandated Pension Plan contingent liability set forth in Schedule 17 shall be booked as a liability in the amount of $40,000.

2.5 Payment of Taxes and Registration Charges on Transfer. The Purchaser shall be liable for and shall pay all taxes, duties, registration charges (including the fees of the Trustee, fees of legal counsel to MG and The Toronto Stock Exchange listing fees) or other like charges properly payable by a buyer upon and in connection with the conveyance and transfer of the Purchased Shares by the Vendor to the Purchaser hereunder.

2.6      Performance Earn-Out Payment.

(a) As additional consideration for the Purchased Shares, the Purchaser shall grant, or cause to be granted, to the Vendor the right to receive fifty percent (50%) of the Net Operating Income from an Oil and Gas Well, after the recovery by the Purchaser of one hundred percent (100%) of the Capital Expenditures relating thereto, up to a total aggregate maximum to be received by the Vendor of $1,365,000 (the "Performance Earn-Out"), plus interest, earned from all Oil and Gas Wells. Interest on any unpaid amount of the Performance Earn-Out (the "Performance Earn-Out Balance") shall accrue to increase the Performance Earn-Out Balance at the rate of eight percent (8%) per annum (compounded annually) commencing from the Closing Date. The Purchaser shall provide the Vendor with quarterly "payout statements" (as such term is used in the oil and gas industry) until total recovery of Capital Expenditures has occurred. After total recovery of the Capital Expenditure in respect of an Oil and Gas Well, the Purchaser shall provide the Vendor with monthly reports of its Net Operating Income in respect of such Oil and Gas Wells within 30 days of the end of such month and pay to the Vendor any amounts due to the Vendor pursuant to the Performance Earn-Out within 30 days after the end of each calendar quarter. The Purchaser shall also provide annual statements to the Vendor setting out the Performance Earn-Out Balance at each calendar year-end, and upon the commencement of any Performance Earn-Out payment, additional statements will be provided with each such Performance Earn-Out payment.

(b) In the event that (i) the Purchaser has not Completed drilling on at least ten (10) Oil and Gas Wells on the Colombian Properties by the second anniversary date of the Closing; and (ii) the Performance Earn-Out Balance has not been paid in full by the third anniversary date of the Closing, then the Vendor may elect to receive on the third anniversary date of the Closing the Performance Earn-Out Balance in three (3) equal annual instalment payments, plus interest on the unpaid balance at 8%, commencing on the third anniversary date of the Closing with the final payment occurring on the fifth anniversary date of the Closing. Such election must be made not more than sixty (60) days and not less than thirty (30) days prior to the third anniversary date.

(c) (i) In the event that the Purchaser sells, directly or indirectly, all of its interest (other than to an Affiliate) in the Colombian Properties at any time after Closing, then the Performance Earn-Out Balance shall become immediately due and payable by the Purchaser on the closing of such purchase and sale transaction.

         (ii) In the event that the Purchaser sells, directly or indirectly, less than all of its interest (other than to an Affiliate) in the Colombian Properties at any time after Closing, then a corresponding equivalent percentage of the Performance Earn-Out Balance to such sold interest shall become immediately due and payable by the Purchaser on the closing of such purchase and sale transaction and the Performance Earn-Out Balance shall be reduced accordingly.

         (iii) In the event that the Colombian Subsidiary Farms-Out any percentage of its interest in the Colombian Properties following closing, then a corresponding equivalent percentage of the Performance Earn-Out Balance to such Farmed-Out interest shall become immediately due and payable by the Purchaser on the closing of such Farming-Out transaction and the Performance Earn-Out Balance shall be reduced accordingly.

(d) The Performance Earn-Out Balance is subject to adjustment, deduction and/or set-off as provided in Subsections 2.4(e), 2.6(c), 6.7, 6.9 and
         7.8 or as otherwise specifically provided herein.

2.7 Tax Pools. The Colombian Subsidiary (but not the Branch of the Colombian Subsidiary) shall pay the Vendor twenty-five percent (25%) (a "Tax Pool Payment") of any amount otherwise payable by the Colombian Subsidiary to the appropriate Colombian Governmental Entity responsible for tax matters (the "Colombian Tax Authority") but for the utilization by the Colombian Subsidiary of any portion of the Tax Pools Balance. Any Tax Pool Payment to which the Vendor is entitled to herein shall be paid to the Vendor within sixty (60) days of the date such amounts would otherwise have been payable to the Colombian Tax Authority. The aggregate of all Tax Pool Payments (and deemed Tax Pool Payments pursuant to Section 6.7) to the Vendor shall not exceed a maximum amount (the "Maximum Tax Pool Payment"). The Maximum Tax Pool Payment shall be $2,500,000 if the Tax Pool Amount is equal to or greater than the sum of $50,000,000 on December 31, 1996. The Maximum Tax Pool Payment shall be zero if the Tax Pool Amount is equal to or less than the sum of $20,000,000. The Maximum Tax Pool Payment will be pro-rated downwards if the Tax Pool Amount is less than $50,000,000. For example, if the Tax Pool Amount is equal to $30,000,000, then the Maximum Tax Pool Payment shall be $833,000; if the Tax Pool Amount is equal to $40,000,000, the Maximum Tax Pool Payment is equal to $1,666,000. The Tax Pool Amount shall be calculated in U.S. dollars using the exchange rate available for the purchase of U.S. dollars using Colombian pesos on the Closing Date, for the purpose of calculating the Maximum Tax Pool Payment. The Tax Pool Balance at the end of a calendar year will be adjusted to reflect both any inflationary adjustment under the rules of the Colombian Tax Authority and any change in the exchange rate between the US$ and the Colombian peso (or any successory currency) from the beginning of such year to the last day of such year, provided however that such adjustment shall in no event increase the Maximum Tax Pool Payment computed as at Closing. All annual payments to be made to the Vendor in respect thereof shall be made in U.S. dollars using the exchange rate available for the purchase of U.S. dollars using Colombian pesos on the date such payment would otherwise have been payable to the Colombian Taxing Authority. In the event that the Purchaser sells more than fifty percent (50%) of the shares in the common stock of the Colombian Subsidiary, the Purchaser shall pay to the Vendor an amount equal to 50% of the difference between the Maximum Tax Pool Payment and the aggregate of all Tax Pool Payments made prior thereto and require that the subsequent purchaser assume the Purchaser's obligations under its Continuing Corporate Guaranty for the remainder of the Maximum Tax Pool Payment (and the Purchaser shall be relieved of its obligations in respect thereof pursuant to such guarantee at such time.)


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE VENDOR

3.1 Representations and Warranties of the Vendor. The Vendor represents and warrants as follows to the Purchaser and acknowledges and confirms that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

CORPORATE MATTERS RELATING TO THE VENDOR AND THE CORPORATIONS

(a) Due Incorporation and Existence of the Corporations and the Branches. The Colombian Subsidiary is a corporation incorporated, existing and in good standing under the laws of Oklahoma and its Branch in Colombia is in good standing under the laws of Colombia. The Peruvian Subsidiary is a corporation incorporated, existing and in good standing under the laws of Nevada and its Branch in Peru is in good standing under the laws of Peru.

(b) Due Incorporation and Existence of the Vendor. The Vendor is a corporation incorporated, existing and in good standing under the laws of Nevada.

(c) Corporate Power. Each of the Corporations has the corporate power to own its property and to carry on its Business as now being conducted by it.

(d) Qualification To Carry on Business. The Corporations and their respective Branches are duly qualified, licensed or registered to carry on business in the jurisdictions or applicable contract areas, as the case may be, listed in Schedule 10. The jurisdictions listed in
         Schedule 10 include all jurisdictions in which the nature of the Assets or the Business makes such qualification necessary or where failure to be so qualified would have a material adverse effect on the affairs, assets, liabilities, business or prospects, operations or conditions of any of the Corporations or the Business, financial or otherwise, or where any of the Corporations own or lease any material properties or assets or conduct any material business.

(e) Authorized and Issued Capital of the Colombian Subsidiary. The authorized capital of the Colombian Subsidiary consists of 5000 shares divided into one class of common stock, U.S. $1.00 par value, of which, at the date hereof and at the Time of Closing, 500 shares of common stock (and no more) and have been and shall have been duly issued and are outstanding as fully paid and non-assessable.

(f) Authorized and Issued Capital of the Peruvian Subsidiary. The authorized capital of the Peruvian Subsidiary consists of 200 shares, all of which are of a par value of $0.01, and all such shares are of one class and are designated as common stock, of which, at the date hereof and at the Time of Closing, 200 shares of common stock (and no more) have been and shall have been duly issued and are outstanding as fully paid and non-assessable.

(g) Branch Capital. Each Branch has sufficient capital either assigned or available for designation from the "Home Office Intercompany Account" to comply with the requirement of any Governmental Entity having jurisdiction over such Branch which specifies minimum capital requirements.

(h) Options, etc. Except for the Purchaser's rights hereunder and the rights of the holders of the AIPC Debentures to the shares in the common stock of the Colombian Subsidiary under a certain pledge and security agreement, no Person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement (i) for the purchase from the Vendor of any of the Purchased Shares; or (ii) for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Corporations or of any securities of the Corporations. The Vendor agrees to cause any creditor to whom the Vendor transfers any Common Shares pursuant to any pledge or other grant of security interest, including MG to execute an acknowledgment, substantially in the form of the unexecuted acknowledgment in Schedule 22, to ensure that the terms and conditions of resale of the Common Shares shall be, in aggregate, the same as those under which the Vendor is bound.

(i) Title to Purchased Shares. The Purchased Shares are owned by the Vendor as the registered and beneficial owner thereof with good title thereto, free and clear of all Encumbrances, other than with respect to the security interest in favour of the Trustee which is being released simultaneously with the execution hereof. The Vendor has the right, power and authority to enter into this Agreement and to sell such Purchased Shares as contemplated herein. The delivery of the Purchased Shares to the Purchaser pursuant to the provisions hereof will transfer to the Purchaser valid title thereto, free and clear of all Encumbrances, except for any Permitted Encumbrance.

(j) Dividends and Distributions. Except as specifically provided for in this Agreement, since the date of the Financial Statements, neither of the Corporations have, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or agreed to do so as contemplated hereunder. The Vendor and the
         Corporations have agreed to contribute to the capital of the Corporations all Intercompany Debt other than the $3,000,000 which will remain outstanding as the Colombian Debenture.

(k) Corporate Records. Each of the Corporations, with respect to all material corporate proceedings and actions, is in compliance with all applicable Laws and with the articles and by-laws of the Corporations, and without limiting the generality of the foregoing, (i) the minute books contain complete and accurate minutes of all meetings of the directors and shareholders of the Corporations held since the incorporation of each of the Corporations on duly authorized activities having a material effect on the Business, and all such meetings were duly called and held or to the extent not reflected in such minutes, in the minutes executed by the Vendor as sole shareholder of the Corporation on the date hereof confirming all actions previously taken;
         (ii) the share certificate books, register of shareholders and register of transfers of each of the Corporations are complete and accurate, and all such transfers have been duly completed and approved and any exigible tax payable in connection with the transfer of any securities of the Corporations has been duly paid; and (iii) the registers of directors and officers are complete and accurate and all former and present directors and officers of each of the Corporations were duly elected or appointed, as the case may be.

(l) Validity of Agreement. Each of the Vendor and the Corporations has all necessary corporate power to enter into and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party. Assuming the Authorizations and Consents set forth in Schedule 13 have been obtained, the execution, and delivery and performance by the Vendor and the Corporations, as the case may be, of this Agreement and the Ancillary Agreements to which each of the Vendor and the Corporations is a party and the consummation of the transactions contemplated thereby:

         (i) have been duly authorized by all necessary corporate action on the part of each of the Vendor and the Corporations; and

         (ii)     do not (or would not with the giving of notice or the lapse of time) result in a violation or a breach of, or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligation under (A) any charter or by-law instruments of either of the Vendor or the Corporations; (B) any contracts or instruments to which either of the Vendor or the Corporations is a party or by which either of the Corporations or the Vendor is bound, the breach of which would materially adversely affect either of the Corporations; or (C) of any Laws applicable to it.

         This Agreement and any Ancillary Agreement to which the Corporations or the Vendor is a party constitute legal, valid and binding obligations of each of the Corporations and the Vendor, as the case may be, enforceable against them in accordance with their respective terms.

(m) Restrictive Documents. Neither the Corporations nor the Vendor is subject to, or a party to, any charter or by-law restriction, any Law, any Claim, any contract or instrument, any Encumbrance or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by this Agreement or compliance by either of the Corporations or the Vendor with the terms, conditions and provisions hereof or to the knowledge of the Vendor the continued operation of the Business by the Corporations after the date hereof or the Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of the Purchaser to acquire any of the Purchased Shares or (except for the dispute with Rio Bravo) to conduct the Business in any area.

GENERAL MATTERS RELATING TO THE BUSINESS

(n) Conduct of Business in Ordinary Course. Provided sufficient capital is provided by the Purchaser, the Assets include all rights and property necessary to the conduct of the Business by the Corporations immediately following the Closing substantially in the manner presently carried on by it. The Corporations have not committed to acquire any machinery, equipment or inventory for which a Corporation would be liable to pay in excess of $25,000 and for which the Corporation has not received an account, invoice or other document evidencing such liability which is not reflected on the books and records of such Corporation. Since the Interim Balance Sheet Date, the Business has been carried on in the ordinary course and each of the Corporations has not:

         (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than in the ordinary course of business, which individually or in the aggregate exceeds $25,000;

         (ii) sold, transferred or otherwise disposed of any of the Assets except for the sale of Inventories in the ordinary course of the Business;

         (iii) made any capital expenditure or commitment therefor which individually or in the aggregate exceeds $25,000;

         (iv) made any bonus or profit sharing distribution or payment of any kind in excess of $25,000;

         (v) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of its Business, or made any loan to any Person in excess of $25,000;

         (vi) written off as uncollectible any notes or Accounts Receivable, except write-offs in the ordinary course of the Business charged to applicable reserves, none of which individually or in the aggregate is material to the Corporations or is in excess of $25,000;

         (vii)    cancelled or waived any material claims or rights;

         (viii) except as specifically disclosed in Subsection 2(4)(g) above, made any change in any method of accounting or auditing practice;

         (ix)     amended its articles or by-laws; or

         (x)      agreed, whether or not in writing, to do any of the foregoing.

(o) No Material Adverse Change. Since the Interim Balance Sheet Date, there has been no change in the affairs, assets, liabilities, business, prospects, operations or conditions of the Corporations or the Business, financial or otherwise, whether arising as a result of any legislative or regulatory change, revocation of any licence or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, which has materially adversely affected or which will, to the knowledge of the Vendor, materially adversely affect the Corporations or the Business, except for general economic conditions affecting Colombia or Peru or the oil and gas industry.

(p) Compliance with Laws. Each of the Corporations and its Branches is conducting its Business in compliance with all applicable Laws of each jurisdiction in which its Business is carried on, except for acts of non-compliance which in the aggregate would not materially adversely affect either of the Corporations or its Business.

(q)      Environmental.

         (i) Except as set forth in Schedule 12 to the knowledge of the Vendor none of the Lands, Owned Properties or Leased Properties have ever been used by any Person as a landfill site, a waste disposal site or as a location for the disposal (as such term is customarily used under applicable Colombian
                  Law) of Hazardous Substance or waste and has ever had urea formaldehyde foam insulation, asbestos, PCB waste, radioactive substances or aboveground or underground storage vessels, active or abandoned, located thereon.

         (ii) Except as set forth in Schedule 12, to the knowledge of the Vendor and the Corporations, none of the Corporations has been required by any Governmental Entity to:

                  (A)      alter  the   Lands,   Owned   Properties   or  Leased
                           Properties in a material way in order to be in compliance with Environmental Laws;

                  (B) remove any material from any of the Lands, Owned Properties or Leased Properties; or

                  (C) perform any remedial studies, investigations, closure, decommissioning, rehabilitation, restoration and post-remedial studies, investigations or monitoring on about or in connection with any of the Lands, Owned Properties or Leased Properties.

         (iii) Except as set forth in Schedule 12, to the knowledge of the Vendor, no Environmental Law limits the production rates of any Asset of the Corporation.

         (iv) Except as set forth in Schedule 12, none of the Lands, Owned Properties or Leased Properties or, to the knowledge of the Vendor any other property formerly owned or leased by or under the charge, management or control of the Corporations, is listed or is proposed for listing on any Governmental List and to the knowledge of the Vendor, none of the Corporations or any Person acting on its behalf has transported or arranged for the transportation of any Hazardous Substance (except for those substances ordinarily connected with the drilling and operation of oil and gas wells) to, or disposed (as such term is customarily used under applicable Colombian Law) of any Hazardous Substance present at any location which is on a Governmental List or which is proposed for listing on a Governmental List.

(r) Authorizations. Each of the Corporations owns, holds, possesses or lawfully uses in the operation of the Business all material Authorizations which are in any manner necessary for it to conduct the Business as presently or previously conducted or for the ownership and use of the Assets, free and clear of all Encumbrances and in compliance with all Laws applicable thereto. All material Environmental Permits required by the Corporations or the Business are listed and described in Schedule 12. Except as set forth in Schedule 12, each of the Corporations is not in material default, nor has it received any Notice of any Claim in default, with respect to any material Authorizations. All such Authorizations are renewable by their terms, if any, or in the ordinary course of business without the need for the Corporations to comply with any special qualification or procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by the consummation of the transactions contemplated hereby, except as set forth in
                  Schedule 13. Neither the Vendor nor any affiliate of the Vendor owns or has any proprietary, financial or other interests (direct or indirect) in any Authorization which the Corporations own, possess or use in the operation of the Business as now or previously conducted.

MATTERS RELATING TO THE ASSETS

(s) Title to the Assets. Except as set forth in Schedule 16, each of the Corporations has good and valid title to or interest in all of the Assets and good and marketable title in fee simple to the Owned Properties. Each of the Corporations has legal and beneficial ownership of or right to use the Assets free and clear of all Encumbrances, except for Permitted Encumbrances and the rights of the lessor under any Leases or any leases in connection with Leased Properties. The Vendor and the Corporations further represent and warrant that, except as set forth in Schedule 16:

         (i) neither the Vendor, the Corporations or their respective Branches, have done any act nor to the knowledge of the Vendor or the Corporations has any act been done, whereby any of the interests of the Corporations in the Assets may be cancelled, terminated or modified, except as provided by the specific terms thereof or, where such cancellation, termination or modification, would otherwise not have a material adverse effect;

         (ii) the Vendor, its subsidiaries, the Corporations and their respective Branches have not encumbered, granted a security interest in or transferred, leased, licensed or otherwise disposed of the Assets or any interest therein other than Permitted Encumbrances and other than the rights of the lessor under any Lease or under any lease of the Leased Properties;

         (iii) the Assets are free and clear of all liens, Encumbrances, adverse claims, demands and royalties created by, through or under the Vendor, its subsidiaries, the Corporations or their respective Branches, except for Permitted Encumbrances or encumbrances that arise by operation of law;

(t) Quiet Enjoyment. Subject to the rents, covenants, conditions and stipulations in the Leases and the express terms of any Contracts, any agreements pertaining to the Assets and on the lessee's or holders part thereunder to be paid, performed and observed, the Purchaser may, at Closing, to the knowledge of the Vendor, hold and enjoy the Assets for the remainder of their respective terms and all renewals or extensions thereof, where applicable, for its own use and benefit without any lawful interruption of or by the Vendor or any other Person whomsoever claiming by, through or under the Vendor other than the Purchaser itself, and the Vendor binds itself to warrant and defend all and singular the Assets against all such Persons so claiming.

(u) Production Sales Contracts. Each of the Vendor, its subsidiaries, the Corporations and their respective Branches has no production sales contracts to which it is a direct party that is not terminable by the Vendor on ninety (90) days or less notice, except for those described in Schedule 6;

(v) Notices of Default. Except as disclosed in Schedules 6 or 8, each of the Vendor, its subsidiaries, the Corporations and their respective Branches has not received any Notices of default relating to any material Assets or any part of them which has not been subsequently cured or waived and, to the knowledge of the Vendor, all relevant deposits, rentals and royalties have been paid within the applicable permitted time limits and all obligations and covenants required to keep the Leases in full force and effect and in good standing have been performed and observed in connection with the Business or otherwise;

(w) Drilling Practices. Except for operations under the Talara License Contract, to the knowledge of the Vendor, the Lands that have been drilled and, if completed, subsequently operated by the Vendor or the operator of the Lands, in accordance with good oilfield practice, in compliance with the applicable Laws and in accordance with the terms and conditions of all agreements applicable thereto;

(x) Payments of Taxes. Taxes, other than income taxes, payable in respect of the Assets operated by the Vendor, its subsidiaries, the Corporations or their Branches, as the case may be, up to the Effective Time (including all prior years) have been properly and fully paid and discharged, such that there are no unpaid Taxes which have or could result in a lien, charge or other Encumbrance on the Assets or the Purchased Shares, except as described (and accrued) in the Financial Statements or in the Interim Balance Sheet;

(y) Reduction of Interests. To the knowledge of the Vendor, information and belief, the working interests set forth in Schedule 6 in respect of the Leases are not subject to reduction on any account whatsoever as a result of actions or omissions taken or omitted to be taken by the Vendor or any other Person on its behalf, and none of the Encumbrances described in Schedule 16 are convertible or subject to change to an interest of any other size or nature, except as specifically set forth in Schedule 16;

(z) Tangible Assets. To the knowledge of the Vendor, the tangible Assets operated by the Vendor, taken as a whole, have been maintained by it in accordance with good oilfield practice, in compliance with applicable Laws and in accordance with the terms and conditions of all agreements applicable thereto;

(aa) Sale/Leasebacks. At the Closing Date, the tangible Assets shall not be subject to any lease, leaseback or sale/leaseback arrangements, except as set forth in Schedule 6;

(bb) Defaults under Regulations. Except as set forth in Schedule 12, to the knowledge of the Vendor, its subsidiaries, the Corporations and their respective Branches have not received any Notices of any breach by them of any applicable Laws in relation to the Assets or the operation thereof, including those pertaining to the protection of the Environment;

(cc) Oil or Gas Balancing Agreements. Except as set forth in Schedule 6, neither the Vendor, its subsidiaries, the Corporations or their respective Branches have entered into any agreement or arrangements commonly known as an oil or gas balancing, swaps, over- production or underlift-overlift agreements or arrangements by any other Person on their behalf, which are among two or more Persons owning interests in a portion of the Lands, or pooled or unitized therewith, nor, to the knowledge of the Vendor and the Corporations, has there been any circumstance or case whereby one of such Persons has taken, or may hereafter take, a share of the production of Petroleum Substances from such Lands greater than it would otherwise be entitled to by virtue of its interest in such Lands and which excess taking entitled the other Persons to a credit in respect of subsequent production of the Purchaser's Petroleum Substances produced from such Lands by which Vendor or the Purchaser are bound;

(dd) Areas Of Mutual Interest. There are no areas of mutual interest provisions applicable to and binding upon the Vendor, except as disclosed to the Purchaser on or before the Closing and set forth in
         Schedule 6;

(ee)     Documents.  All Leases are set forth on Schedule 6;

(ff) Assets Subject to Obligations. The Assets are not affected by any "take" or "pay" obligations;

(gg) Abandoned Wells. To the knowledge of the Vendor, Schedule 12 includes a list of all oil and gas wells on the Lands that have been either plugged and abandoned, or drilled and abandoned, in which the Vendor, its subsidiaries, the Corporations or their respective Branches had or now have an interest and which Authorization, if required, has been obtained for each such well from the applicable Governmental Entity;

(hh) Allowables. To the knowledge of the Vendor, none of the oil and gas wells operated by the Vendor, its subsidiaries, the Corporations or their respective Branches on the Lands have been produced in excess of applicable production allowables imposed by applicable Laws since the Vendor, the Corporations or their respective Branches acquired its interest therein. Such oil and gas wells are not subject to any production penalty and, to the knowledge of the Vendor and the Corporations, it is not aware of any impending change in statutorily imposed or sanctioned production allowables imposed by applicable Governmental Entities currently applicable to any of the oil and gas wells other than changes which are in the public domain;

(ii) No Options, etc. No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase from any of the Corporations of any of the Assets, other than pursuant to purchase orders accepted by the Corporations in the ordinary course of the Business, and to the Override right of Carbopetrol S.A. disclosed in Schedule 6.

(jj)     Accounts.

         (i) Accounts Receivable. To the knowledge of the Vendor, all Accounts Receivable are bona fide, and, subject to an allowance for doubtful accounts taken in accordance with U.S. GAAP, collectible without set-off or counterclaim and a complete and accurate list of all Accounts Receivable outstanding as at January 31, 1997 indicating which have been unpaid for 30, 60, 90 and greater than 120 days is set out in
                  Schedule 1;

         (ii) Accounts Payable. To the knowledge of the Vendor, the accounts payable set forth in Schedule 1 is a complete and accurate list of all accounts payable by the Corporations indicating which have been unpaid for 30, 60, 90 and greater than 120 days as at January 31, 1997; and

         (iii)    Intercompany   Debt.   Intercompany   Debt  does  not   exceed
                  $3,000,000, which amount is represented by the Colombian Debenture.

(kk)     Real Property.

         (i) Each of the Corporations is not the owner of, or under any agreement or option to own, any real property or any interest therein, other than as referred to in Schedule 6 and the Leases;

         (ii) To the knowledge of the Vendor, except as set out in Schedule 6, all of the Buildings and Fixtures on the Lands, the Owned Properties and the Leased Properties, in totality (A) were constructed in accordance with all applicable Laws and with all Authorizations validly issued pursuant thereto; (B) are generally in good operating condition and in a state of good maintenance and repair; and (C) are adequate and suitable for the purposes for which they are presently being used; and with respect to each (and to the Lands, the Owned Properties and the Leased Properties), the appropriate Corporation has adequate rights of ingress and egress for the operation of the Business in the ordinary course, except for the Peruvian Property. To the knowledge of the Vendor, none of the Lands, the Owned Properties, the Leased Properties or the Buildings and Fixtures thereon, nor the use, operation or maintenance thereof for the purpose of carrying on the Business, violates any restrictive covenant or any provision of any Law or encroaches on any property owned by any other Person. No condemnation or expropriation proceeding is pending or, to the knowledge of the Vendor or the Corporations, threatened which would preclude or impair the use of any such property or any part thereof for the purposes for which it is currently used. Except as set forth in Schedule 12, there are no outstanding written work orders with respect to any of the Assets from or required by any municipality, police department, fire department, sanitation, health or safety authorities or from any other Governmental Entity and, to the knowledge of the Vendor, there are no matters under discussion with or by the Corporations relating to work orders.

(ll) Leases. Each of the Corporations is not a party to, or under any agreement or option to become a party to, any lease with respect to real property used or to be used in the Business, other than the Leases or leases with respect to the Lease Properties. Each Lease is in good standing, creates a good and valid leasehold estate in the Lands thereby demised and is in full force and effect without amendment thereto, except as disclosed in Schedule 6. With respect to each Lease, except as set forth in Schedule 6:

          (i) all rents and additional rents due to the date hereof have been paid;

          (ii) neither the lessee, nor to the knowledge of the Vendor, the lessor is in default thereunder;

          (iii) no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor which adversely affects the Corporations rights and obligations under the Lease;

          (iv) to the knowledge of the Vendor, there exists no event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares hereunder) which, with the giving of notice, the lapse of time would become a default under such Lease;

          (v) each of the Corporations has not violated (except to the extent subsequently cured) any of the terms or conditions under any such Lease in any material respect; and

          (vi) to the knowledge of the Corporations, all of the covenants to be performed by any other party under any such Lease have been fully performed.

         To the knowledge of the Vendor, each of the Leased Properties, other than with respect to vehicles, is in a state of good maintenance and repair, normal wear and tear excepted, and is adequate and suitable for the purposes for which it is presently being used.

         True, correct and complete copies of the Leases have been provided to the Purchaser. Schedule 6 contains a true, correct and complete list of all of the Leases, together with a brief and accurate description of each Lease, including the material terms thereof, the term of the Lease, any rights of renewal and the term thereof, and any restrictions on assignment.

(mm) Material Contracts. Schedule 6 contains a list all Contracts (other than Leases or leases of Leased Properties) of the Corporations which involve the expenditure of more than $25,000 or have a term left to run of more than 90 days with a minimum payment to be made of $10,000 thereunder. Except as set forth in Schedules 6 or 8 and the specific thresholds set forth below, each of the Corporations is not a party to or bound by:

          (i) any agreement or commitment relating to capital expenditures more than $25,000;

          (ii) any bonds, debentures, mortgages, notes or other similar indebtedness or liabilities whatsoever or any agreement to create or issue any bonds, debentures, mortgages, notes or other similar indebtedness more than $10,000;

          (iii) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person;

          (iv) any management, consulting or any other similar agreement or commitment;

          (v) any agreement or commitment limiting the freedom of the Corporations or the owner of the Assets or the Business to engage in any line of business or to compete with any other Person;

          (vi) any licensing or other agreement or commitment relating to intellectual property used by the Corporations in the conduct of its Business; and

          (vii) any agreement or arrangement with any Person with whom the Corporations or the Vendor (or their present or former directors, officers and employees) does not deal at arm's length within the meaning of the Internal Revenue Code.

         except for the Contracts, the Leases, the Collective Agreements, the insurance policies described in Schedule 15, the Pension Plans and the Benefit Plans.

(nn) No Breach of Contracts. Each of the Contracts listed in Schedule 6, except as specifically set forth in such Schedules 6, is in full force and effect and there exists no material default or event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares hereunder) which, with the giving of notice or the lapse of time would become a default or event of default thereunder. Each of the Corporations has not violated or breached, in any material respect, except to the extent specifically cured, any of the terms or conditions of any Contract listed on Schedule 6, and to the knowledge of the Vendor and the Corporations, all the covenants to be performed by any other party thereto have been materially performed. True, correct and complete copies of all Leases set out on Schedule 6 have been delivered to the Purchaser and all other written Contracts set out thereon have been delivered or made available to the Purchaser.

(oo) Intellectual Property Rights. The Intellectual Properties used in whole or in part in, or required for the carrying on, of the Business in the manner heretofore carried on are set out in Schedule 9 and are owned by, or validly licensed to, the Corporations as indicated in Schedule
         9. Except as otherwise expressly stated in Schedule 9, each of the

         Corporations (iii) has the exclusive right to use such Intellectual Properties, (iv) is the owner of record of such Intellectual Properties except as set out in Schedule 9, and (v) has not conveyed, assigned or encumbered any of them so as to interfere in any way with the operation of the Business by the Purchaser or its ability to use any of them as provided for herein. All registrations and filings necessary to preserve the rights of the Corporations in the Intellectual Properties in Colombia and Peru have been made and are in good standing. To the knowledge of the Vendor and the Corporations, the conduct of the Business does not infringe upon the intellectual properties of any other Person.

(pp) Inventories. All Inventories of the Corporations reflected in the Interim Financial Statements or acquired after the date thereof and not subsequently disposed of in the ordinary course of the Business taken as a whole are merchantable and fit for the specific purpose for which they are to be used at levels sufficient for the continuation of the Business in the ordinary course in the manner carried on at the date hereof. The value of such Inventories (determined and valued in accordance with the policies, practices and procedures of the Corporations set forth on Schedule 2 which policies, practices and procedures are hereby incorporated by reference and forms an integral part of this Agreement) is not less than the value shown on the balance sheet forming part of the Interim Financial Statements.

(qq)     Subsidiaries.   Each  of  the   Corporations  has  no  subsidiaries  or
         agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

FINANCIAL MATTERS

(rr) Books and Records. Except for revenues and direct operating expenses of the Peruvian Subsidiary, all Books and Records of the Corporations have substantially been, properly and accurately kept and completed in accordance with U.S. GAAP and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Corporations' records, systems, controls, data or information are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Corporations.

(ss) Financial Statements. The Financial Statements have been prepared on a basis consistent with those of previous fiscal years and except for revenues and direct operating expenses of the Peruvian Subsidiary are in accordance with U.S. GAAP (subject to any exceptions set forth in Schedule 1) and present fairly:

          (i) the Assets, liabilities, (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporations as at the respective dates of the relevant statements;

          (ii) the financial position of the Corporations as at the respective dates of the relevant statements; and

          (iii) the sales and earnings of the Corporations during the periods covered by the Financial Statements or Interim Financial Statements, as the case may be.

         The Parties  hereto  agree that the  Environmental  Claims set forth in
         Schedule 12 are not to be set forth in the Financial Statements. Complete copies of the Financial Statements and the Interim Financial Statements are attached as Schedule 1. The Interim Financial Statements of the Corporations disclose no material changes from the Financial Statements.

(tt)     Tax Pool Amount.  The Tax Pool Amount is not less than $20,000,000.

PARTICULAR MATTERS RELATING TO THE BUSINESS

(uu)     Employees.

         (i) Each of the Corporations is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and hours and has not and is not engaged in any unfair labour practice, which non compliance would not materially adversely affect the Business.

         (ii) No unfair labour practice, complaint or grievance against the Corporations is pending or, to the knowledge of the Corporations, threatened before any labour relations board or similar Governmental Entity with respect to the Business.

         (iii) There is no labour strike, dispute, slowdown or stoppage actually pending or involving or, to the knowledge of the Corporations, Threatened against the Vendor and the Corporations with respect to its Business.

         (iv)     No  union   representation   question  exists  respecting  the
                  employees of the Corporations in connection with its Business.

         (v) Each of the Corporations has never maintained or contributed to (x) a multi-employer plan as defined under section 3(37) of ERISA; or (y) a defined benefit plan as defined under section 3(35) of ERISA; or (z) a plan to which section 302 of ERISA or section 412 of the Internal Revenue Code applies.

         (vi) No grievance which might have a material adverse effect upon the Corporations or the conduct of its Business exists, no arbitration proceeding arising out of or under any Collective Agreement is pending, and no claim therefor has been asserted.

         (vii) No collective bargaining agreement is currently being negotiated by the Corporations with respect to any employees of the Corporations and the only collective agreements in force with respect to its employees are the Collective
                  Agreements, true, correct and complete copies of which have been provided to the Purchaser.

         (viii) Schedule 17 contains a complete list of all permanent and full time employees of the Corporations earning in excess of $10,000 on an annual basis, their salaries and wage rates, bonus arrangements, benefits, positions and length of service.
                  Schedule 17 provides a correct and complete list showing all amounts due or accrued due for all salary, wages, bonuses, commissions, vacation with pay, pension benefits or other employee benefits relating to all employees.

         (ix) No employee of the Corporations has any agreement as to length of notice required to terminate his or her employment, other than such as results by law from the employment of an employee without agreement as to such notice or as to length of employment, except as set forth in Schedule 17.

         (x) All wages and associated benefits to which an employee was entitled to be paid on or prior to Closing have been paid in full and all vacation pay (including all accrued vacation pay), bonuses, commissions and other employee benefit payments are reflected and have been accrued in the Books and Records of the Corporations.


         (xi) The only benefit plans existing in respect of the employees of the Corporations are the Benefit Plans disclosed in Schedule
                  17. True, correct and complete copies of all written Benefit Plans and related documentation have been provided to the Purchaser and any oral or written Benefit Plans are accurately described on Schedule 17. The Benefit Plans are duly registered where required by, and are in good standing under, all applicable Laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, and no past service funding liabilities exist thereunder. Except as set out in Schedule 17, all Benefit Plans are fully funded both on a going concern and on a solvency basis.

         (xii) The only pension plans existing in respect of the employees of the Corporations are the Pension Plans disclosed in Schedule
                  17. True, correct and complete copies of all Pension Plans and related documentation (including trust agreements, funding agreements, actuarial reports and investment reports) have been provided to the Purchaser. The Pension Plans are duly registered where required by, and are in good standing under, all applicable Laws including the Internal Revenue Code and ERISA and all applicable policies. Except as set out in
                  Schedule 17, all required employer and employee contributions and premiums under the Pension Plans to the date hereof have been made, the respective fund or funds established under the Pension Plans are funded in accordance with applicable Laws and the rules of the Pension Plans, and no past service funding liabilities exist thereunder.

         (xiii) None of the Benefit Plans, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code. The 401k Plan is
                  (A) "qualified" within the meaning of Section 401(a) of the Internal Revenue Code; (B) no facts or circumstances exist which would adversely affect the qualified status of the 401k Plan; and (C) the trust established pursuant to the

                  401k Plan is tax exempt under section 501(a) of the Internal Revenue Code. No matter relating to any of the Benefit Plans is pending before any court or government agency. Each of the Benefit Plans which is group health plans, as defined in
                  Section 4980(B) of the Internal Revenue Code, is in compliance with the requirements of Internal Revenue Code Section 4980(B) and Part 6 of Subtitle B of Title I of ERISA.

         (xiv) No payments have been made or authorized since the date of the Financial Statements by the Corporations to its officers, directors, former directors, shareholders or employees or to any Person not dealing at arm's length (as such term is construed under the Internal Revenue Code) with any of the foregoing, except in the ordinary course of the Business and at the regular rates payable to them of salary, pension, bonuses, rents or other remuneration of any nature.

         (xv) The Corporations are in compliance with the requirements of the Workers Adjustment and Retraining Notification Act and have no liabilities pursuant to such legislation.

(vv) Insurance. Schedule 15 contains a correct and complete list of insurance policies which are maintained by the Corporations with respect to the Business, its Assets, employees, and otherwise, together with a brief description of each such policy including the type of policy, name of insurer, coverage allowance, expiration dates, annual premiums and any pending Claims thereunder. Each of the Corporations is not in default with respect to the payment of any premiums under any such insurance policy and has not failed to give any notice or to present any Claim under any such insurance policy in a due and timely fashion. Each of the Corporations is not aware of any circumstances in respect of which any Person may make a Claim against the Corporations, whether covered by insurance or not. Such policies of insurance coverage are in full force and effect free from any right of termination on the part of the insurers, except upon notice as stipulated in such policies. True, correct and complete copies of such insurance policies and the most recent inspection reports received from insurance underwriters have been delivered or made available to the Purchaser and are listed in Schedule 15. There has not been any material adverse change in the relationship of the Corporations with its insurers, the availability of coverage, or in the premiums payable pursuant to such policies. Part of
                  Schedule 15 is a list setting forth any and all material Claims, with reasonable particulars, made under any policies of insurance maintained by or for the benefit of the Corporations over the past two (2) calendar years prior to the date hereof.

(ww) Litigation. There is no action, suit or proceeding, at law or in equity, by any Person, nor any arbitration, administrative or other proceeding by or before (or to the knowledge of the Vendor and the Corporations any investigation by) any Governmental Entity pending, or, to the knowledge of the Vendor or the Corporations, Threatened against or affecting the Corporations, its Branches or any of its properties or rights or any of the Assets, and neither the Vendor nor the Corporations know of any valid basis for any such action, suit, proceeding, arbitration or investigation, except as disclosed and set forth in Schedule 19, which provides a true, correct and complete list of all such proceedings. Each of the

                  Corporations and its Branches is not subject to any judgment, order or decree entered in any lawsuit or proceeding in any jurisdiction.

(xx)     Taxes.

         (i) Each of the Corporations has filed or caused to be filed, within the times and within the manner prescribed by Law, all federal, state, provincial, local and foreign tax returns and tax reports which are required to be filed prior to the date hereof by or with respect to the Corporations. The information contained in such returns and reports is correct and complete and such returns and reports reflect accurately all liability for Taxes of the Corporations for the periods covered thereby. All foreign federal, state, provincial and local income, profits, franchise, sales, use, occupancy, excise and other Taxes and assessments (including interest and penalties) that are or may become payable by or due from the Corporations have been fully paid or fully disclosed and fully provided for in the Books and Records and the Financial Statements. The federal income tax liability of the Corporations has been assessed, paid or accrued for all fiscal years to and including its fiscal year ended on the date of the Financial Statements. No examination of any Tax Return of the
                  Corporations is currently in progress, there are no outstanding agreements or waivers extending the statutory period providing for an extension of time with respect to the assessment or re-assessment of Tax or the filing of any Tax Return by, or any payment of any Tax by the Corporations, and there are no Claims now Threatened or pending against the Corporations in respect of Taxes or any matters under discussion with any Governmental Entity relating to Taxes. Each of the Corporations has withheld from each payment made by it the amount of all Taxes and other deductions required to be withheld therefrom and has paid the same to the proper taxing or other authority within the time prescribed under any applicable Law.

         (ii) The Vendor has forwarded to the Purchaser a determination of the Tax basis of the Vendor in the Assets of each of the Colombian Subsidiary and Peruvian Subsidiary.

(yy) Bank Accounts and Powers of Attorney. Schedule 11 contains a correct and complete list showing (vi) the name of each bank in which each of the Corporations has an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto; and
         (vii) the names of any Persons holding powers of attorney from the Corporations and a summary statement of the terms thereof.

(zz) Full Disclosure. To the knowledge of the Vendor, none of this Agreement or any Ancillary Agreement or any certificate or statement in writing which has been supplied by or on behalf of the Corporations or the Vendor or by any of the directors, officers or employees of the Corporations or the Vendor in connection with the transactions contemplated hereby contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. To the knowledge, information and belief of the Vendor, there is no fact known to the Corporations or the Vendor which may materially and adversely affects the affairs, businesses, prospects operations or conditions of the Corporations, financial or otherwise, or the Business or the Assets, or which might reasonably be expected to deter the Purchaser from completing the transaction of purchase and sale herein contemplated, which has not been set forth in this Agreement.

(aaa) Halliburton. There is no legally binding agreement, arrangement, obligation, commitment or understanding between the Vendor or either of the Companies and Halliburton Energy Services and/or Halliburton del Peru S.A. (together, "Halliburton") relating to the provision of turn-key services to any of the Corporations by Halliburton or any of its Affiliates. Halliburton and its Affiliates, have not received, and there is no legally binding agreement, arrangement, obligation, commitment or undertaking relating to receipt of, any interest in the Business or the Corporations, including any participation in the income of the Corporations or the Business. As at the Time of Closing, all financial obligations of the Corporations to Halliburton, and its Affiliates, relating to the Business or otherwise, do not exceed the sum of $626,000, of which approximately $426,000 is evidenced by notes issued by the Peruvian Subsidiary, details of which notes are set out in Schedule 1.

MATTERS RELATING TO THE COLOMBIAN SUBSIDIARY

(bbb) Ecopetrol and Petroleros Del Norte. As at the Time of Closing, except to the extent disclosed in Schedule 6, there is no entitlement by Ecopetrol or Petroleros Del Norte to any production or revenue in excess of its respective working interest percentage under any association or joint venture agreement, arrangement, obligation, commitment understanding or other Contract relating thereto with respect to the Business of the Colombian Subsidiary, the particulars of which working interest are set forth in Schedule 20, and there has been no challenge by Ecopetrol and Petroleros Del Norte to the status of the Colombian Subsidiary or as owner and/or operator of the Colombian properties.

(ccc)    Puli Association Contract and other Matters.

         (i) Except with respect to the Puli Association Contract, the Colombian Subsidiary and its Branch has no contractual relationship with Ecopetrol, other than in respect of the property known as Lagunillas, which obligation in respect thereof do not exceed $15,000 unless the Colombian subsidiary elects to exploit the prospect.

         (ii) To the knowledge of the Vendor, there has not been any breach of, or any existing grounds for termination, rescission, avoidance or repudiation of, the Puli Association Contract or of any threat or allegation thereof, except any breach which has been cured, and such contract is not invalid;

         (iii) The Colombian Subsidiary, through its Branch, has obtained all material Authorizations and other approvals required by applicable Laws for or in connection with the carrying on of the project for exploration and exploitation of Petroleum Substances under the Puli Association Contract through the date hereof, and such Authorizations and approvals are not limited in duration, other than the actual duration of the Puli Association Contract, and are materially in full force and effect as of the date hereof;

         (iv) All material Authorizations and other approvals required for or in connection with the Business in Colombia by the Colombian Subsidiary, through its Branch, are listed in
                  Schedule 13 and are in full force and effect and all material reports, returns and information required by Law or as a condition of any such Authorization or other approval to be made or given to any Person or in connection with the Business, as of the date hereof, of the Colombian Subsidiary through its Branch in Colombia, have been made or given to the appropriate Person or Governmental Entity and there is no circumstance which indicates that any such Authorization or approval is likely to be revoked or which may confer a right of revocation; and

         (v) To the knowledge of the Vendor, no Authorization or other approval is required for or in connection with giving effect to the Agreement and the transactions contemplated hereunder by any applicable Law or by any Governmental Entity including the Colombian Ministry of Mines and Energy and Ecopetrol or under the Puli Association Contract.

(ddd) Payments under Royalty and Option Agreement. No payments of monies was made from the date of execution of the Agreement in Principle to and including the Closing Date by or on behalf of Carbopetrol S.A. to the Vendor, any of its subsidiaries or Affiliates or the Colombian Subsidiary in connection with the existing royalty and option agreement between Carbopetrol S.A. and the Colombian Subsidiary involving the Chicoral Formation.

MATTERS RELATING TO THE PERUVIAN SUBSIDIARY

(eee) GMP. There is no legally binding agreement, arrangement, obligation, commitment or understanding between the Vendor and GMP relating to the provision of turn-key services to any of the Corporations by GMP or any of its Affiliates. GMP, and its Affiliates, have has not received, and there is no legally binding agreement, arrangement or understanding relating to the receipt of, any interest in the Business or the Corporations, including any participation in the income of the Business or the Corporations. As at the Time of Closing, any and all financial obligations of the Corporations to GMP, and its Affiliates, relating to the Business or otherwise, do not exceed the sum of $383,000.

OTHER MATTERS

(fff) U.S. Securities Law Representations. The Vendor is acquiring the MIP Shares, the Colombian Debenture and will acquire the common shares of Purchaser issuable upon exchange of the Colombian Debenture (the
         "Exchange Shares") for its own account for investment and with no present intention of distributing or reselling such securities or any part thereof. The Vendor acknowledges that the MIP Shares, the Colombian Debenture and the Exchange Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state of the United States, and may not be transferred in the United States except pursuant to an effective registration statement under the Securities Act and applicable state law or an available exemption therefrom. Subject to Section 7.4, it is acknowledged that a sale of the Common Shares on The Toronto Stock Exchange is not a violation of this representation.

3.2 Information Known by Purchaser. To the extent that the Purchaser has knowledge of any breach of any representation or warranty of the Vendor and/or the Corporations set forth in Section 3.1 hereof as at the Time of Closing and the Vendor does not have actual knowledge which it believes is contrary to the knowledge of the Purchaser, then the Purchaser shall be estopped from claiming a breach of any such representation and warranty hereunder.

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1 Representations and Warranties of the Purchaser. The Purchaser represents and warrants as follows to the Vendor and acknowledges and confirms that the Vendor is relying on such representations and warranties in connection with the sale by the Vendor of the Purchased Shares:

(a) Due Incorporation and Existence. The Purchaser is a corporation incorporated and existing under the laws of the Cayman Islands. The common shares of the Purchaser are listed and posted for trading on The Toronto Stock Exchange.

(b) Validity of Agreements. The Purchaser has all necessary corporate power to enter into and to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party. The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement and the Ancillary Agreements to which it is a party constitute legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms.

(c) Restrictive Documents. The Purchaser is not subject to, or a party to, any charter or by-law restriction, any Law, any Claim, any contract or instrument, any Encumbrance or any other restriction of any kind or character which would prevent consummation of the transactions contemplated by this Agreement except for:

         (i) the necessity of passing the appropriate resolutions of the directors of the Purchaser to permit the purchase of the Purchased Shares; and

         (ii) the necessity of obtaining approval from The Toronto Stock Exchange and any other applicable regulatory approvals;

(d) Purchaser's Financing. The Purchaser has, or at the Time of Closing will have, sufficient funds to complete the transaction of purchase and sale and to perform its obligations hereunder.

(e) Authorized and Issued Capital. The authorized capital of the Purchaser consists of 50,000,000 common shares of which, at the date hereof, 37,987,067 common shares have been duly issued and are outstanding as fully paid and non assessable and after giving effect to the transaction hereunder, 47,720,867 common shares shall have been issued or reserved for issuance.

(f) Conditional Approval. The Toronto Stock Exchange has accepted notice for filing under Section 19.09 of the General By-laws of The Toronto Stock Exchange in connection with the transactions contemplated hereunder and has granted conditional approval for the issuance of 4,384,375 MIP Shares on Closing and 1,000,000 MIP Shares upon the exercise of the exchange rights by the holders of the Colombian Debenture, (the final approval of which is subject to the satisfaction of certain conditions, all as set out in the letter dated February 17, 1997 from The Toronto Stock Exchange to counsel for the Purchaser).

(g) Full Disclosure. To the knowledge of the Purchaser, none of this Agreement or any Ancillary Agreement, any certificate or statement in writing which has been supplied by or on behalf of the Purchaser or by any of the directors, officers or employees of the Purchaser in connection with the transactions contemplated hereby contains any untrue statement of a material fact , or omits any statement of a material fact, necessary in order to make the statements contained herein or therein not misleading.

(h) Litigation. There is no action, suit or proceeding, at law or in equity, by any Person, nor any arbitration, administrative or other proceeding by or before (or to the knowledge of the Purchaser, any investigation by) any Governmental Entity pending, or, to the knowledge of the Purchaser, Threatened against or affecting the Purchaser, and the Purchaser does not know of any valid basis for any such action, suit, proceeding, arbitration or investigation. The Purchaser is not subject to any judgment, order or decree entered in any lawsuit or proceeding in any jurisdiction.

(i) Listing. The Common shares of the Purchaser are listed and posted for trading on The Toronto Stock Exchange and the Purchaser is not, as of the date hereof, in default of any of the requirements of The
         Securities Act (Ontario) or the regulations thereto, nor is the Purchaser on the list of defaulting reporting issuers pursuant to
         Section 72(9) of the Securities Act (Ontario).

(j) No Breach of Contracts. As of the date hereof, each of the material contracts of the Purchaser are in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares by the Purchaser hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. The Purchaser has not violated or breached, in any respect, any of the terms or conditions of any material contract and, to the knowledge of the Purchaser, all the covenants to be performed by any other party thereto have been fully performed.

(k) No Material Adverse Change. Since the date of the third quarter financial statements of the Purchaser, there has been no change in the affairs, assets, liabilities, business, prospects, operations or condition of the Purchaser, financial or otherwise, whether arising as a result of any legislative or regulatory change, revocation of any licence or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, which has materially adversely affected or which will, to the knowledge of the Purchaser, materially adversely affect the Purchaser, except for general economic conditions affecting the Purchaser, or the oil and gas industry in which the Purchaser operates, as the case may be, other than any material adverse charge of the Purchaser which has been previously disclosed to the Vendor.

(l) Transferability. The MIP Shares shall, at the Time of Closing, be transferable, subject to any restrictions contained in this Agreement.

(m) No Pending Mergers. As of the date hereof, the Purchaser is not currently contemplating any merger with, or acquisition or takeover of, any other business, nor is any such merger, acquisition or takeover currently pending, except as previously disclosed to the Vendor.

(n) Escrow Arrangements. As of the date hereof, to the knowledge of the Purchaser, 1,243,001 common shares of the Purchaser are held in escrow pursuant to the rules, by-laws and policies of The Toronto Stock
         Exchange and no shares are held pursuant to Lock-up agreements. The common shares of the Purchaser held in escrow are scheduled to be released from escrow on a pro rata basis of 33.33% on each of the first, second and third anniversary dates of April 22, 1996.

(o) No Pending Proceedings. As of the date hereof, to the knowledge of the Purchaser, there is no existing or Threatened proceedings or investigations against the Purchaser by The Toronto Stock Exchange or by any other Canadian securities regulatory authority.

(p) Investment Purposes. The Purchaser is acquiring the Purchased Shares for investment and not for resale. The Purchased Shares are not registered under U.S. or state securities laws.

(q) Reserves. The Purchaser acknowledges that neither the Vendor nor the Corporations have made any representation to Purchaser with respect to oil and natural gas reserves.


                                    ARTICLE 5

                                     CLOSING

5.1 Date, Time and Place of Closing. The completion of the transactions contemplated by this Agreement shall take place at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, New York, at the Time of Closing or at such other place, on such other date, and at such other time as may be agreed upon in writing between the Vendor and the Purchaser.

5.2 Closing Procedures. At the Time of Closing the Vendor shall deliver or caused to be delivered actual possession of the Purchased Shares and upon such deliveries the Purchaser shall pay or satisfy the Purchase Price in accordance with Section 2.2. The transfer of possession of the Purchased Shares shall be deemed to take effect as at the Effective Time on the Closing Date.

(a) At Closing, the Vendor shall deliver or cause to be delivered to the Purchaser, unless otherwise waived by the Purchaser, the following in form and substance satisfactory to the Purchaser and its counsel, acting reasonably:

         (i) share certificates representing the Purchased Shares duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record thereof, together with evidence satisfactory to the Purchaser that the Purchaser or its nominee(s) have been duly entered upon the books of the Corporations as the holder of the Purchased Shares;

         (ii) certified copies of (A) the charter documents and extracts from the by-laws of each of the Vendor and the Corporations relating to the execution of documents; (B) all resolutions of the shareholders, the board of directors or any duly authorized committee thereof, of each of the Vendor and the Corporations approving the entering into of this Agreement and the completion of all transactions contemplated hereunder; and
                  (C) all other instruments evidencing necessary corporate action of each of the Vendor and the Corporations and of Authorizations, if any, with respect to such matters;

         (iii) certificates of the Secretary or an Assistant Secretary of each of the Vendor and the Corporations certifying the names and true signatures of its officers authorized to sign this Agreement and the other instruments to be delivered hereunder;

         (iv) a certificate of status, compliance, good standing or like certificate with respect to each of the Vendor and the Corporations issued by appropriate government officials of the jurisdiction of its incorporation and, in the case of the Corporations, of each jurisdiction in which each of the Corporations carry on its Business as listed in Schedule 10;

         (v) a favourable opinion or opinions of counsel to the Vendor and the Corporations, and any other legal opinions as may be required by or relied upon by counsel to the Vendor or requested by the Purchaser, or its counsel, acting reasonably, in connection with the operation of the Corporations and the Business including such matters relating to, (A) any licence, association or joint venture agreement or arrangement of the Corporations with any Person or Governmental Entity, (B) any interest of the Corporations in any real property or natural resource rights in Colombia or Peru, and (C) any other matter in connection with the Business which is properly the subject matter of a legal opinion;

         (vi) evidence that all necessary steps and proceedings as approved by counsel for the Purchaser to permit all of the Purchased Shares to be fully and regularly transferred to the Purchaser or its nominee(s) have been taken;

         (vii) duly executed resignation effective as at the Time of Closing of each director and officer of the Corporations as the Purchaser may specify;

         (viii) a release in favour of the Corporations of each of the Vendor and such officers and directors of the Corporations as the Purchaser may specify;

         (ix) all necessary assurances, transfers, assignments and consents, including all necessary Consents and Authorizations, and any other instruments necessary or reasonably required to effectively carry out the intent of this Agreement and any Ancillary Agreement and to transfer the Purchased Shares to the Purchaser, free and clear of all Encumbrances, except as may be otherwise provided herein;

         (x) an opinion from Price Waterhouse, at the Purchaser's expense, providing that, (A) the quantum of any Tax Pool Amount available to the Colombian Subsidiary as of the fiscal year ended December 31, 1996 shall, in any event, not be less than $20,000,000 in Colombian Peso equivalent using the exchange rate for the purchase of U.S. dollars using Colombian Pesos as of the Closing; and (B) the Tax Pool Amount will be available to the Colombian Subsidiary following the Closing;

         (xi)     a  duly  executed   confidentiality   agreement   between  the
                  Purchaser and the Vendor effective as at the Time of Closing;

         (xii) a duly executed non-competition agreement effective as at the Time of Closing of the Vendor and certain officers of the Vendor as the Purchaser may specify.

(b) The Purchaser shall deliver or cause to be delivered to the Vendor, unless otherwise waived by the Vendor, and the Corporations the following in form and substance satisfactory to the Vendor acting reasonably:

         (i) certified copies of (A) the charter documents and extracts from the by-laws of the Purchaser relating to the execution of documents; (B) all resolutions of the shareholders, the board of directors or any duly authorized committee thereof, of the Purchaser approving the entering into of this Agreement and the completion of the transactions contemplated hereunder; and
                  (C) all other instruments evidencing necessary corporate action of the Purchaser and of Authorizations, if any, with respect to such matters;

         (ii) certificates of the Secretary or an Assistant Secretary of the Purchaser certifying the names and true signatures of its officers authorized to sign this Agreement and the other instruments to be delivered hereunder;

         (iii) a certificate of status, compliance, good standing or like certificate with respect to the Purchaser issued by appropriate government officials of the jurisdiction of its incorporation, together with a certificate that the Purchaser is not on the list of defaulting reporting issuers pursuant to the Securities Act (Ontario);

         (iv) share certificates representing the MIP Shares, with the legend on each MIP Share substantially in the form set out in
                  Schedule 23;

         (v) the Exchange Rights Agreement dated as of the date hereof in form agreed to by the Parties duly executed by the Purchaser;

         (vi) the Continuing Corporate Guaranty dated as of the date hereof in form agreed to by the Parties duly executed by the Purchaser;

         (vii) evidence that all necessary steps and proceedings, as approved by counsel for the Vendor, to permit all of the MIP Shares to be fully and regularly transferred to the Vendor or its nominee(s) have been taken;

         (viii) all necessary assurances, transfers, assignments and consents, including all necessary Consents and Authorizations, and any other instruments necessary or reasonably required to effectively carry out the intent of this Agreement and any Ancillary Agreement and to transfer the Common Shares to the Vendor, free and clear of all Encumbrances, except as may be otherwise provided herein; and

         (ix) a favourable legal opinion or opinions from counsel to the Purchaser as shall be agreed to by the Parties and their counsel;

                                    ARTICLE 6

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                             INDEMNITIES AND SET-OFF

6.1      Survival of Representations and Warranties.

(a) The representations and warranties of the Vendor contained in this Agreement or any Ancillary Agreement shall survive the Closing and, notwithstanding such or any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser for a period of two (2) years from the Closing Date (except any representation and warranty in connection with the Taxes of the Corporations as provided in Subsection 6.2(e) below); and any Claim in respect thereof shall be made in writing within such time period.

(b) The representations and warranties of the Purchaser contained in this Agreement or in any Ancillary Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of any of the Vendor, shall continue in full force and effect for the benefit of the Vendor for a period of two (2) years from the Closing Date and any claim in respect thereof shall be made in writing within such time period.

6.2 Indemnification in Favour of the Purchaser. Subject to Section 6.5, the Vendor shall indemnify and save each of the Purchaser, and its shareholders, directors, officers, employees, agents and representatives, (in respect of whom the Purchaser hereby acts as agent and trustee with respect thereto) harmless of and from any Claim or Loss suffered by, imposed upon or asserted against the Purchaser as a result of, in respect of, connected with or arising out of, under or pursuant to:

(a) any failure of the Vendor to perform or fulfil any covenant of the Vendor under this Agreement or any Ancillary Agreement;

(b) subject to the limitation periods set forth in Section 6.1 and Subsection 6.2(c) below, any breach or inaccuracy of any representation or warranty given by the Vendor contained in this Agreement or in any Ancillary Agreement; and

(c) for the maximum allowable time period prescribed under any applicable Law in which the Corporations may be audited, (i) any breach or inaccuracy of any representation or warranty given by the Vendor contained in this Agreement or any Ancillary Agreement in connection with the Taxes of the Corporations; or (ii) any contingent Taxes assessed against the Corporations by any taxing authority in connection with any reassessment of the Corporations for any period ending on or prior to Closing.

6.3 Indemnification in Favour of the Vendor. Subject to Section 6.4, the Purchaser shall indemnify and save each of the Vendor and its shareholders, directors, officers, employees, agents and representatives (in respect of whom the Vendor hereby acts as agent and trustee with respect thereto) harmless of and from any Claim or Loss suffered by, imposed upon or asserted against the Vendor as a result of, in respect of, connected with or arising out of, under or pursuant to:

(a) any failure by the Purchaser to perform and fulfil any covenant of the Purchaser under this Agreement or any Ancillary Agreement;

(b) subject to the limitation period set forth in Section 6.1 hereof, any breach or inaccuracy of any representation or warranty given by the Purchaser contained in this Agreement or in any Ancillary Agreement up to a maximum sum of $2,000,000; and

(c) subject to Section 7.11 hereof, the performance guarantee provided by the Vendor in connection with the Talara License Contract, provided that the Vendor fully and completely complies with Section 7.11 herein at all times following Closing. In the event the Purchaser sells or otherwise transfers its controlling interest in the Talara License Contract, such guarantee of the Vendor or its successors shall continue and the Purchaser and the Purchaser's transferee shall indemnify the Vendor and its successors as provided for herein.

6.4      Indemnification Proceedings.

(a) any Party seeking indemnification under this Article (the "indemnified party") shall forthwith notify the Party against whom a Claim for indemnification is sought hereunder (the "indemnifying party") in writing, which notice shall specify, in reasonable detail, the nature and estimated amount of the Claim. If a Claim by a third party is made against an indemnified party, and if the indemnified party intends to seek indemnity with respect thereto under this Article, the indemnified party shall promptly (and in any case within thirty (30) days of such Claim being made) notify the indemnifying party of such with reasonable particulars. The indemnifying party shall have thirty (30) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defence thereof, and the indemnified party shall cooperate with it in connection therewith; except that with respect to settlements entered into by the indemnifying party (i) the consent of the indemnified party shall be required if the settlement provides for equitable relief against the indemnified party, which consent shall not be unreasonably withheld or delayed; and (ii) the indemnifying party shall obtain the release of the indemnified party. If the indemnifying party undertakes, conducts and controls the settlement or defence of such Claim (i) the indemnifying party shall permit the indemnified party to participate in (but not to dictate the terms of or veto, provided that the indemnifying party has sufficient funds to indemnify the indemnified party) such settlement or defence through counsel chosen by the indemnified party, provided that the reasonable fees and expenses of such counsel shall be borne by the indemnified party; and (ii) the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from any Claim and all related expenses (other than the reasonable fees and expenses of counsel as aforesaid) incurred by the indemnified party. The indemnified party shall not pay or settle any Claim so long as the indemnifying party is reasonably contesting any such claim in good faith on a timely basis. Notwithstanding the two immediately preceding sentences, the indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party.

(b) with respect to third party Claims, if the indemnifying party does not notify the indemnified party within thirty (30) days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defence thereof, the indemnified party shall have the right, but not the obligation, to contest, settle or compromise the Claim in the exercise of its reasonable judgment at the expense of the indemnifying party.

(c) In the event of any Claim by a third party against an indemnified party, the defence of which is being undertaken and controlled by the indemnifying party, the indemnified party will use all reasonable efforts to make available to the indemnifying party those employees whose assistance, testimony or presence is necessary to assist the indemnifying party in evaluating and in defending any such claims; provided that the indemnifying party shall be responsible for the expense associated with any employees made available by the indemnified party to the indemnifying party hereunder, which expense shall be equal to the amount of reasonable out of pocket expenses for such employees assisting the indemnifying party and which expenses shall not exceed the actual cost to the indemnified party associated with such employees.

(d) With respect to third party Claims, the indemnified party shall make available to the indemnifying party or its representatives on a timely basis all documents, records and other materials in the possession of the indemnified party, at the expense of the indemnifying party, reasonably required by the indemnifying party for its use in defending any claim and shall otherwise cooperate on a timely basis with the indemnifying party in the defence of such Claim.

(e) With respect to any re-assessment for income, corporate, sales, excise, or other tax or other liability enforceable by Encumbrance against the property of the indemnified party, the indemnifying party's right to so contest shall only apply after such payment of such re-assessment or the provision of such security as is necessary to avoid an Encumbrance being placed on the property of the indemnified party.

6.5 Limitation. The obligation of indemnification set out in Section 6.2 shall be applicable only to the extent that any Claims made under it, in the aggregate, exceed $50,000, in which event the aggregate liability of the indemnifying parties shall be for the amount in excess of the $50,000, with the maximum liability for indemnification thereunder being an amount equal to the aggregate of the Performance Earn-Out, the Maximum Tax Pool Payment and the principal amount of the Colombian Debenture, which amount will be paid or deemed paid as prescribed in Section 6.7.


6.6 Exclusion of Other Remedies. No Party shall have the right to bring any proceeding against any other Party for a breach of any representation, warranty, covenant or agreement contained in this Agreement, except for a proceeding brought in accordance with the provisions of this Agreement. This provision is intended to preclude any proceeding by any Party against any other Party based on a cause of action or right, including any statutory right or other remedy whereof at law or in equity, other than a cause of action in contract or tort for breach of a representation, warranty, covenant or agreement contained in this Agreement.

6.7 Right of Set-Off. At anytime subsequent to the Closing, upon notice to the Vendor specifying in reasonable detail the basis for such set-off, the Purchaser will set-off any amount to which it may be entitled to indemnification under this Agreement or any Ancillary Agreement, in the following order and priority:

(a)      the Performance Earn-Out;

(b)      the Tax Pool Amount; and

(c)      the Colombian Debenture, as limited below; and

Any amount of set-off shall, upon such notice being given to the Vendor in accordance with Section 9.1, be immediately and forthwith allocated, in the case of a set-off against the Performance Earn-Out, a reduction in the Performance Earn-Out Balance until it is zero, in the case of a set-off against the Tax Pool Amount, a deemed Tax Pool Payment until the aggregate of all Tax Pool Payments and deemed Tax Pool Payments equal the Maximum Tax Pool Payment and, in the case of a set-off against the Colombian Debenture, a deemed redemption of a portion of the Colombian Debenture having a principal amount equal to the amount to be set-off until all of the principal amount of the Colombian Debenture is redeemed. Notwithstanding the foregoing, in the event the Colombian Debenture is pledged, sold or otherwise disposed of to a Person who is not an Affiliate of the Vendor, no amount of the Colombian Debenture shall be subject to set-off hereunder. Subject to Section 6.5, to the extent the Purchaser is entitled to indemnification under this Agreement and the amount of such indemnification exceeds the amount available for set-off above, the Purchaser may seek cash indemnification from the Vendor for the amount of such excess on an unsecured basis pursuant to Article 8 herein. Nothing contained herein shall restrict or otherwise impair the Purchaser's right to specific performance and any other equitable remedy available to it at law or in equity.

6.8 Tax Audit. The Vendor shall be entitled to direct and control any audit of the Corporations by the Internal Revenue Service for any period ending on or prior to Closing.

6.9 Compliance with Environmental Law. Notwithstanding Section 6.5 hereof and the limitations contained therein, if in the aggregate, the payments incurred by the Colombian Subsidiary after the date hereof and prior to the second anniversary date hereof in respect of any work required to be done as set forth in paragraph 2 of Schedule 12 hereof to bring the Assets of the Colombian Subsidiary into compliance with any Environmental Law exceeds $69,000, 50% of the amount of such excess shall be set-off against the Performance Earn-Out and the Performance Earn-Out Balance shall be decreased accordingly and the Purchaser shall bear the cost of the balance. Any amounts so awarded on or after the second anniversary date hereof shall be totally borne by Purchaser and the Corporations and not reimbursed by or set-off against amounts due the Vendor. Furthermore, with respect to the Talara License Contract, Schedule

12 includes a list of items required to make the property referred in the Talara License Contract in compliance with Peruvian Environmental Law. To the extent the amount required to be expended and borne by the Peruvian Subsidiary exceeds $212,000, 50% of the amount of such excess, up to a maximum of $325,000 shall be paid by the Vendor to the Peruvian Subsidiary within 30 days of receipt of evidence of such payment. Notwithstanding the above, in the event the aggregate net revenue interest of the Peruvian Subsidiary, an Affiliate and any person acquiring such an interest from the Peruvian Subsidiary or its Affiliate (to the extent of the interest transferred, referred herein as "Transferees") increases over the percentage owned at Closing, the percentage of the remaining excess which Vendor shall bear shall be recomputed and equal the percentage of such excess to be borne by Vendor immediately prior to such recomputation multiplied by a fraction, the numerator of which shall be the aggregate net revenue interest owned immediately prior to such computation by the Peruvian Subsidiary, its Affiliates and Transferees thereof and the denominator of which shall be the net revenue interest owned immediately thereafter by such Persons, but in no event shall the Vendor bear more than 50% of such excess. In all events, the Peruvian Subsidiary shall bear the first $232,000 of the amount required to make the Talara License Contract in compliance with Peruvian Environmental Law.

                                    ARTICLE 7

                             POST-CLOSING COVENANTS

7.1 Access to Books and Records. For a period of six (6) years from the Closing Date or for such longer period as may be required by applicable Law, the Purchaser covenants and agrees to retain all original accounting Books and Records relating to, or for the period as set forth in Article 8 for the periods specifically set out therein, as the case may be, to the Corporations for the period prior to the Closing Date. So long as any such books and records are retained by the Purchaser pursuant to this Agreement, the Vendor shall have the reasonable right to inspect and to make copies (at its own expense) of the same at any time upon reasonable request during normal business hours and upon reasonable notice for any proper purpose and without undue interference to the business operations of the Purchaser. The Purchaser shall have the right to have its representatives present during any such investigations.

7.2 Further Assurances. From time to time subsequent to the Closing Date, each Party shall at the request of any other Party execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required to effectively carry out the intent of this Agreement and any Ancillary Agreement and to transfer the Purchased Shares to the Purchaser.

7.3 Cooperation of the Vendor. From time to time subsequent to the Closing Date, the Vendor shall, at the request and expense of the Purchaser, cooperate with the Purchaser, (a) in any and all proceedings or applications for Consents and Authorizations from any Governmental Entity, and in particular any Colombian or any Peruvian Government Entity, including the execution or delivery of any documents or the provision of any assistance necessary to ensure that the Purchaser, or a designee of the Purchaser, becomes the legal operator of Peruvian Property and becomes the authorized named party on the appropriate licence agreement in connection therewith, as applicable; (b) in connection with any legal proceeding or dispute with Rio Bravo; and (c) in connection with the revocation of the letter of credit and the release of the restricted cash funds in the form of a certificate of deposit to the Purchaser held by Banco De

Occidente Panama and Banco De Occidente Colombia respectively. The Purchaser and Vendor agree to furnish or caused to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Corporations and filing of Tax Returns, the making of any election related to Taxes, the preparation for any audit by a taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. The Corporations, the Vendor and the Purchaser shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Corporations and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 7.3.

7.4 Common Shares. The Vendor and its Affiliates shall not sell, transfer or otherwise dispose of any Common Shares, except in compliance with the following:

(a) No Common Shares shall be sold to any "U.S. Person" (as such term is defined in Regulation S promulgated under the U.S. Securities Act of 1933, as amended), except in compliance with applicable U.S. federal and state securities law. Subject to Subsections 7.4(b) to (f) below, a sale of Common Shares on The Toronto Stock Exchange shall not be a violation of this Subsection 7.4(a) ;

(b) No Common Shares shall be sold in Canada, including on The Toronto Stock Exchange, or to any resident of Canada, until forty (40) days after the Closing Date;

(c) The Vendor and its Affiliates shall not sell Common Shares into the market on any trading day more than 10% of the total number of shares of the Purchaser traded on The Toronto Stock Exchange on the preceding twenty (20) trading days prior to such sale;

(d) Notwithstanding Subsection 7.4(c) above, the maximum total number of Common Shares that may be sold into the market over any five (5) consecutive trading days shall be 250,000 Common Shares;

(e) The Vendor and its Affiliates shall not sell, transfer or otherwise dispose of Common Shares representing 5% of the then outstanding shares of the Purchaser to any party or group of related parties without the prior written consent of the Purchaser; and

(f) The Vendor and its Affiliates shall not sell the Common Shares short at any time.

7.5 NASDAQ. For so long as the Vendor holds any Common Shares, the Purchaser agrees that if it applies to NASDAQ to have its common shares quoted thereon, the Purchaser shall register all the Common Shares if a registration statement is required to be filed by applicable Law or by NASDAQ.

7.6 Employment. The Purchaser shall offer to employ Enrique Davila and Carlos Carrion and provide all other employees of the Colombian Subsidiary at least six
(6) months of continued employment from the Closing Date.

7.7 Rio Bravo. Subsequent to the Time of Closing, regardless of whether Rio Bravo is successful in its Claim against the Peruvian Subsidiary, the Vendor shall assist the Purchaser in ensuring that the interest of the Peruvian Subsidiary in the existing Talara License Contract, the Talara Operating Agreement or any new joint venture or operating agreement with Rio Bravo is maintained in connection with the Peruvian Property and that any assignment or reassignment of rights of the Vendor to the Peruvian Subsidiary is made by the Vendor to ensure freedom of access to the Peruvian Property by the Peruvian Subsidiary to give effect to such agreement or agreements and that the Vendor will assist in seeking any legal or equitable remedies (including an application for an injunction) available against Rio Bravo or any other Person or Governmental Entity in connection therewith to give effect to this Agreement, the Talara License Contract, the Talara Operating Agreement and transactions contemplated hereunder or thereunder.

7.8 Tax Election.  The Vendor and the Purchaser  agree to make an election under
Section 338(h)(10) of the Internal Revenue Code (and any corresponding elections under state, local, or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of the Corporations hereunder. The Vendor will pay any Taxes, including any liability of the Corporations for Taxes resulting from the application to it of Treasury Regulation ss.1.338(h)(10) - 1(f)(5), attributable to the making of the Section 338(h)(10) Election and will indemnify the Purchaser and Subsidiaries against any adverse consequences arising out of any failure to pay such Taxes. The Parties shall execute, and if required file, IRS Form 8023-8 and comply with treasury regulation section 1.338(4). The Purchaser will agree with the allocation made among the Assets of the Colombian Subsidiary for federal income tax purposes. Notwithstanding the above, the Purchaser will pay to the Vendor the lesser of $40,000 or the amount of the Alternative Minimum Tax attributable solely to the election referred to above 10 days prior to the date the Alternative Minimum Tax is required to be paid, provided the Purchaser has received notice from the Vendor of the amount so payable at least 20 days prior to the date such amount is required to be paid and the Vendor can substantiate such amount to the reasonable satisfaction of the Purchaser.

7.9 Continued Cooperation. From time to time subsequent to the Closing Date, the Purchaser and the Corporations shall, at the request and expense of the Vendor, cooperate with the Vendor and its auditors in preparing all necessary financial statements required to be completed by the Vendor.

7.10 Continued Listing. The Purchaser shall use its reasonable best efforts to maintain the listing of its Common Shares for trading on The Toronto Stock Exchange or other recognized stock exchange. The Purchaser shall further use its best efforts to maintain its status as a "reporting issuer" and not be on the list of defaulting reporting issuers pursuant to the Securities Act (Ontario).

7.11 Guarantee. Subsequent to the Closing, the Vendor shall not amend, modify, revoke, terminate, cancel, withdraw or otherwise take any action whatsoever that would or may, directly or indirectly, affect in any manner any term or condition or the validity of its performance guarantee of the Talara License Contract provided in the favour of Perupetro or which would affect the rights, obligations, guarantees, commitments or privileges of the entities participating thereof, without the prior written consent of the Purchaser. The Purchaser will, as soon as reasonably practicable following Closing, use reasonable efforts to remove the Vendor from such guarantee, provided however, in no event shall the Purchaser be required to undertake or cause to undertake any action which may jeopardize its rights and benefits under the Talara License Contract.

7.12 Opinion for Transfer Agent. In the event that the registrar and transfer agent of the Purchaser requires an opinion of counsel to the Purchaser in connection with the issue of any Common Shares to the Vendor, the Purchaser covenants and agrees to use its best efforts to cause its counsel to prepare and deliver such opinion to its registrar and transfer agent, as soon as is reasonably practicable after such request is received.

7.13 No Contrary Instructions. The Purchaser shall not provide, or cause to be provided, at any time following Closing, any contrary instructions to the Purchaser's registrar and transfer agent which will in any manner whatsoever affect the transferability of the MIP Shares delivered, or to be delivered, to the Vendor pursuant to this Agreement.

7.14 Legend. The Purchaser shall not, following Closing, require that a legend be placed on any certificate(s) in respect of any Common Shares that may be issued to the Vendor upon the exercise of its exchange right under the provisions of the Colombian Debenture and the Exchange Rights Agreement, unless required by applicable Law.

7.15 Toronto Stock Exchange. The Purchaser shall satisfy all conditions imposed by The Toronto Stock Exchange in connection with the listing of the Common Shares as soon as reasonably practicable after Closing in order to obtain final approval of the listing of the MIP Common Shares,

7.16 Name Change. The Purchaser agrees to change the name of American International Petroleum Corporation of Colombia as soon as reasonably practicable after the date hereof, unless such name change would in any way affect the ability of the Colombia Subsidiary to carry on its Business.

7.17 Accounting. Subsequent to Closing and until December 31, 1997, the Purchaser will maintain in all material respects the accounting system of the Corporations.

7.18 Transfer of Colombian Debentures. The Vendor agrees not to, directly or indirectly, transfer, assign, pledge or otherwise dispose of or encumber the portion of the Colombian Debenture held by it to a third party (including its Affiliate) at such time, if ever, as the amount of any Claims to which the Purchaser may be entitled to indemnification hereunder exceeds the excess of the Performance Earn-Out Balance and the unpaid amount of the Maximum Tax Pool Payment.

7.19 Report. Subsequent to Closing, the Vendor shall deliver to the Purchaser forthwith upon receipt a copy of the actuarial report on the contingent liability of the Pension Plan as disclosed in Schedule 17.

7.20 Right of First Refusal. Should Petroleros Del Norte or any other Person exercise any right of first refusal or other preferential right under the Joint Operating Agreement or any other Lease, such that such Person shall upon the payment of any consideration be entitled to acquire the interest in such Lease, the Vendor hereby grants to the Purchaser the right to act as its agent in all matters relating thereto and agrees to fully cooperate with the Purchaser, and shall pay to the Purchaser all amounts or other consideration received by the Vendor in connection therewith and, in furtherance thereof, assigns to the Purchaser the right to receive, and agrees at the request of the Purchaser to direct any such Person to pay directly to the Purchaser, such consideration. Should any such right be exercised by any Person, the Parties agree that the Purchaser shall be entitled (in its sole discretion) to allocate the Purchase Price among the Purchased Shares, solely for the purpose of determining the price to be paid by such Person in exercising any such right.


                                    ARTICLE 8

                                   ARBITRATION

8.1 Best Endeavours to Settle Disputes. In the event of any dispute, claim, question or difference arising out of or relating to this Agreement or any breach hereof, the parties hereto shall use their best endeavours to settle such dispute, claim, question or difference. To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to all parties.

8.2 Arbitration. Except as is expressly provided in this Agreement, if the Parties do not reach a solution pursuant to Section 8.1 within a period of fifteen (15) Business Days, then upon written notice by any party to the others, the dispute, claim, question or difference shall be finally settled by arbitration in accordance with the provisions of the International Commercial Arbitration Act (Ontario) and any amendments thereto, based upon the following:

(a) the arbitration tribunal shall consist of one arbitrator appointed by mutual agreement of the Parties, or in the event of failure to agree within ten (10) Business Days, any party may apply to a judge of the Ontario Court (General Division), or other court of competent jurisdiction, to appoint an arbitrator. The arbitrator shall be qualified by education and training to pass upon the particular matter to be decided;

(b) the arbitrator shall be instructed that time is of the essence in proceeding with his determination of any dispute, claim, question or difference and, in any event, the arbitration award must be rendered within thirty (30) days of the submission of such dispute to arbitration;

(c) the arbitration shall take place in Toronto, Ontario, unless otherwise agreed to by the Parties hereto;

(d) the arbitration award shall be given in writing and shall be final and binding on the Parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all matters related thereto; and

(e) judgment upon the award rendered may be entered in any Court having jurisdiction, or, application may be made to such Court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

                                    ARTICLE 9

                                  MISCELLANEOUS

9.1 Notices. Any notice, direction or other instrument required or permitted to be given hereunder shall be in writing and given by delivering or sending it by telecopy or other similar form of communication addressed:

(a)      to the Purchaser at:

         Mountbatten House
         9 Westhill Street
         P.O. Box N-968
         Nassau, Bahamas

         Attention:        Mr. Luis V. Bacigalupo/Mr. Jeffrey M. Waterous
         Telecopier:       (242) 356-0201 / (242) 356-0507
         together with a copy to:

         Stikeman, Elliott
         Suite 5300
         Commerce Court West
         Toronto, Ontario
         M5L 1B9

         Attention:        Mr. Derek Linfield
         Telecopier:       (416) 947-0866

(b)      to the Vendor or to each of the Corporations at:

         444 Madison Avenue, 32nd Floor
         New York, New York
         10022

         Attention:        Dr. George N. Faris
         Telecopier:       (212) 688-6657

         together with a copy to:

         Snow Becker Krauss P.C.
         605 3rd Avenue, 25th Floor
         New York, New York
         10158-0125

         Attention:        David Berkowitz, Esq.
         Telecopier:       (212) 949-7052

Any such notice, direction or other instrument given as aforesaid shall be deemed to have been effectively given, if sent by telecopier or other similar form of telecommunications on the next Business Day following such transmission or, if delivered, to have been received on the date of such delivery. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the Party at its changed address.

9.2 Publicity. Save as required by Law or by any stock exchange, none of the Parties shall issue any press release or make any other public statement or announcement relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the other Parties to the contents and the manner of presentation and publication thereof. If disclosure is required by Law or by any stock exchange, the disclosing Party shall consult in advance with the other Parties and attempt in good faith to reflect such other Parties' concerns in the required disclosure.

9.3      Time of the Essence.  Time shall be of the essence of this Agreement.

9.4 Brokers. It is understood and agreed that no broker, agent, finder or other intermediary acted for either the Vendor or the Corporations in connection with the sale of the Purchased Shares and the Vendor and the Corporations shall indemnify and save harmless the Purchaser from and against any Claims whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for the Vendor or the Corporations.

9.5 Third Party Beneficiaries. Except as set forth in the bracketed wording at the commencement of Sections 6.2 and 6.3, each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person, other than the Parties hereto, and no Person, other than the Parties hereto, shall be entitled to rely on the provisions hereof in any action, suit, proceeding, hearing or other forum.

9.6 Expenses. Except as otherwise expressly provided herein, all costs and expenses (including the fees and disbursements of legal counsel, investment advisers, auditors and other advisors) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

9.7 Enurement. This Agreement shall enure to the benefit of and be binding upon the Parties, their successors and any permitted assigns.

9.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

9.9 Joint and Several Liability. In the event that there is no Closing, for any reason whatsoever, and notwithstanding any other provision hereof, the Corporations shall be jointly and severally liable with the Vendor, as a principal and not as a surety, with respect to all of the representations, warranties, covenants, indemnities and agreements of the Vendor.

9.10 Assignment. Except as provided in this Section 9.10, none of the rights or obligations hereunder shall be assignable or transferable by any Party without the prior written consent of the other Parties. The Purchaser shall be entitled, upon giving notice to the Vendor at any time on or prior to the Closing Date, to assign the benefits of this Agreement to any Affiliate of the Purchaser subject to the following two conditions:

(a) the Purchaser's assignee shall become jointly and severally liable with the Purchaser, as a principal and not as a surety, with respect to all of the representations, warranties, covenants, indemnities and agreements of the Purchaser; and

(b) such assignee shall execute an agreement confirming such assignment and the assumption by the assignee of all obligations of the Purchaser under this Agreement.

9.11 Non-Merger. Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties of the Parties contained in this Agreement and the Ancillary Agreements shall not merge on and shall survive the Closing and, notwithstanding such Closing, or any investigation made by or on behalf of any Party, shall continue in full force and effect.

                                                     - 56 -
Closing shall not prejudice any right of one Party against any other Party in respect of anything done or omitted hereunder or under any of the Ancillary Agreements or in respect of any right to damages or other remedies.

         IN WITNESS WHEREOF this Agreement has been executed by each of the Parties as of the date first above written.

                        AMERICAN INTERNATIONAL PETROLEUM
                        CORPORATION


                        Per:________________________________________________c/s
                               Dr. George N. Faris
                               Chief Executive Officer and President


                        AMERICAN INTERNATIONAL PETROLEUM
                        CORPORATION OF COLOMBIA


                        Per:________________________________________________c/s
                               Dr. George N. Faris
                               Chief Executive Officer


                         PAN AMERICAN INTERNATIONAL PETROLEUM
                         CORPORATION


                        Per:________________________________________________c/s
                               Dr. George N. Faris
                               Chief Executive Officer


                         MERCANTILE INTERNATIONAL PETROLEUM INC.


                        Per:________________________________________________c/s
                               Jeffrey M. Waterous
                               Executive Chairman



                        Per:________________________________________________c/s
                               Luis V. Bacigalupo
                               Chief Executive Officer and President